UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☒           Preliminary Proxy Statement
☐           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐           Definitive Proxy Statement
☐           Definitive Additional Materials
☐           Soliciting Material Pursuant to § 240.14a-12

ORAMED PHARMACEUTICALS INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒           No fee required
☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ORAMED PHARMACEUTICALS INC.
Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 91390
________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2011
__________________________

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Oramed Pharmaceuticals Inc. (the "Company"). The Annual Meeting will be held at Hi-Tech Park 2/5 Givat Ram, Jerusalem, Israel, on March 1, 2011, at 4:00 p.m. (Israel time), or at any adjournment or postponement thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	To re-elect five directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified;

2.
To ratify the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the auditors of the Company for the fiscal year ending August 31, 2011;

3.
To authorize the Board of Directors to effect a reverse stock split of the Company's shares of common stock at a ratio not to exceed one-for-eighteen and to approve related amendments to the Company’s Articles of Incorporation and Bylaws;

4.
To approve the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby); and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof.

Our Board of Directors has fixed the close of business on January 31, 2011, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponement thereof.

All stockholders are invited to attend the Annual Meeting in person.  Whether or not you plan to attend the meeting, please complete, date and sign the enclosed proxy card and return it in the enclosed envelope, as promptly as possible.  If you attend the meeting, you may withdraw the proxy and vote in person.  If you have any questions regarding the completion of the enclosed proxy card or would like directions to the Annual Meeting, please call + 972-2-566-0001.

You are entitled to dissenters’ rights under Nevada law with respect to the proposal to reincorporate the Company from the State of Nevada to the State of Delaware, provided that you strictly comply with the procedures as described in the accompanying Proxy Statement.

By Order of the Board of Directors,

Nadav Kidron
President, Chief Executive Officer and Director

Jerusalem, Israel
January 31, 2011

PROXY STATEMENT
OF
ORAMED PHARMACEUTICALS INC.
___________________

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH 1, 2011
___________________

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Oramed Pharmaceuticals Inc. (the "Company," "we," "us," or "our"), for use at the Annual Meeting of Stockholders to be held on March 1, 2011, at 4:00 p.m. (Israel time) (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at our offices, Hi-Tech Park 2/5 Givat Ram, Jerusalem, Israel. We intend to first mail this proxy statement, as well as the enclosed proxy card, on or about February 1, 2011, to all stockholders entitled to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The proxy statement, proxy card, and our annual report on Form 10-K are available at
http://ir.oramed.com/phoenix.zhtml?c=180902&p=irol-sec
Stockholders may also obtain a copy of these materials by writing to Oramed Pharmaceuticals Inc., Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel 91390, attention: Secretary or by e-mailing yifat@oramed.com.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

We sent you this proxy statement, as well as the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the 2011 Annual Meeting of Stockholders.  You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement.  The Annual Meeting will be held on Tuesday, March 1, 2011 at 4:00 p.m. (Israel time) at Hi-Tech Park 2/5 Givat Ram, Jerusalem, Israel.  However, you do not need to attend the meeting to vote your shares.  Instead, you may simply complete, sign and return the enclosed proxy card.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on January 31, 2011, will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on January 31, 2011, your shares were registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, then you are a stockholder of record.  As a stockholder of record, you may vote in person at the meeting or vote by proxy.  Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on January 31, 2011, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting.  As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.  You are also invited to attend the Annual Meeting.  However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

The matters scheduled for a vote at the Annual Meeting are:

•	the re-election of five directors of the Company to hold office until our next annual meeting of stockholders and until their respective successors shall be elected and qualified;

•
the ratification of the appointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as the auditors of the Company for the fiscal year ending August 31, 2011;

•
the authorization of the Board of Directors effecting a reverse stock split of the Company's shares of common stock at a ratio not to exceed one-for-eighteen and to approve related amendments to the Company’s Articles of Incorporation and Bylaws; and

•
the approval of the reincorporation of the Company from the State of Nevada to the State of Delaware (including the form of the plan of conversion to accomplish such reincorporation, together with the exhibits thereto, and the transactions contemplated thereby).

Our Board of Directors recommends that you vote FOR all of the above proposals.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.  You may still attend the meeting and vote in person if you have already voted by proxy.

•
To vote in person, come to the Annual Meeting, where a ballot will be made available to you. Directions to attend the Annual Meeting where you may vote in person can be found at: http://www.oramed.com/ufiles/map_directions.pdf.

•
To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided.  If you return your signed proxy card to us no less than 24 hours before the Annual Meeting, we will vote your shares as you direct. The chairman of the Annual Meeting may, at his discretion, decide to accept proxy cards even if received less than 24 hours before the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us.  Simply complete and mail the proxy card to ensure that your vote is counted.  Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank, if your broker or bank makes telephone or Internet voting available.  To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent.  Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

You have one vote for each share of common stock you own as of the close of business on January 31, 2011.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" matters on the agenda of the Annual Meeting.  If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies.  In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication.  Directors and employees will not be paid any additional compensation for soliciting proxies.  We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts.  Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes.  You can revoke your proxy at any time before the final vote at the meeting.  If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date.

•	You may send a written notice that you are revoking your proxy to our Secretary at Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel 91390.

•	You may attend the meeting and vote in person. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For," "Abstain" and "Withhold."

If your shares are held by your broker as your nominee (that is, in "street name"), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.  There are no discretionary items scheduled for a vote at the Annual Meeting, except for Proposal 2.

How many votes are needed to approve each proposal?

The approval of Proposals 1, 2, 3 and 4 require the affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and voting on the matter. Other than for the purpose of establishing a quorum, as discussed in the following paragraph, abstentions and broker non-votes will not affect the outcome of the election of directors.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting.  A quorum will be present if holders of at least 10% of the outstanding shares are represented by stockholders present at the meeting or by proxy.  As of [________], 2011, there were [________] shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting.   Abstentions and broker non-votes will be counted towards the quorum requirement.  If there is no quorum, either the chairman of the meeting or a majority of the votes present may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting.  Final voting results will be reported in an immediate report on Form 8-K.

INTERNAL REVENUE SERVICE CIRCULAR 230 NOTICE:

TO ENSURE COMPLIANCE WITH INTERNAL REVENUE SERVICE CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY STOCKHOLDER FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE STOCKHOLDER UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS WRITTEN IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of [________], 2011 by: (i) by each person who is known by us to own beneficially more than 5% of our common stock; (ii) each director and nominee for director; (iii) each of our current executive officers; and (iv) all of our directors and executive officers as a group.  On such date, we had [________] shares of common stock outstanding.

As used in the table below and elsewhere in this form, the term “beneficial ownership” with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following [_______], 2011. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner	Number of Shares		Percentage of Shares Beneficially Owned

Nadav Kidron †‡ 10 Itamar Ben Avi St. Jerusalem, Israel	[______]	(1)	[__]	%

Zeev Bronfeld 6 Uri St. Tel-Aviv, Israel	[______]		[__]	%

Miriam Kidron †‡ 2 Elza St. Jerusalem, Israel	[______]	(2)	[__]	%

Apollo Nominees Inc One Financial Place Suite 100 Lower Collymore Rock St. Michael, Barbados	[______]	(3)	[__]	%

Hadasit Medical Research Services & Development Ltd. P.O. Box 12000 Jerusalem, Israel	[______]		[__]	%

Leonard Sank † 3 Blair Rd Camps Bay Cape Town, South Africa	[______]	(4)	[__]	%

Harold Jacob † Haadmur Mebuyon 26 Jerusalem, Israel	[______]	(5)	*

Michael Berelowitz † 415 East 37th Street New York, NY, USA	—		—

Yifat Zommer ‡ P.O. Box 39098, Jerusalem, Israel	[______]	(6)	*

All current executive officers and directors, as a group (six persons)	[______]	(7)	[__]	%
_________________

*	Less than 1%
†	Indicates Director
‡	Indicates Officer
(1)	Includes [______] shares of common stock issuable upon the exercise of outstanding stock options.
(2)	Includes [______] shares of common stock issuable upon the exercise of outstanding stock options.
(3)	Includes [______] shares of common stock issuable upon the exercise of warrants beneficially owned by the referenced entity.

(4)	Includes [______] shares of common stock issuable upon the exercise of warrants beneficially owned by the referenced entity.
(5)	Consists of [______] shares of common stock issuable upon the exercise of outstanding stock options.
(6)	Consists of [______] shares of common stock issuable upon the exercise of outstanding stock options.
(7)	Includes [______] shares of common stock issuable upon the exercise of outstanding stock options.

PROPOSAL 1:
RE-ELECTION OF DIRECTORS

The number of directors comprising our Board of Directors is currently set at five and our Board is presently composed of five members.  Vacancies on our Board of Directors may be filled by persons elected by a majority of our remaining directors.  A director elected by our Board of Directors to fill a vacancy (including any vacancy created by an increase in the number of directors) shall serve until the next meeting of stockholders at which the election of directors is considered and until such director’s successor is elected and qualified.

Each nominee is currently a director of the Company.  If re-elected at the Annual Meeting, each of the nominees below would serve until our 2012 Annual Meeting of Stockholders, and until his or her successor is elected and has qualified, or until such director’s earlier death, resignation or removal.

Biographical Summaries of Nominees for the Board of Directors

The following is a brief account of the education and business experience during at least the past five years of each director nominee, indicating the principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Mr. Nadav Kidron, 36, was appointed President, Chief Executive Officer and director in March 2006. From 2003 to 2006, he was the managing director at the Institute of Advanced Jewish Studies – Bar Ilan University. From 2001 to 2003, he was a legal intern at Wine Mishaiker and Erenstof Law Offices in Jerusalem, Israel. Mr. Kidron holds an LLB from Bar – Ilan University and is currently enrolled in the International MBA program at Bar – Ilan University.

Dr. Miriam Kidron, 69, was appointed Chief Medical and Technology Officer and director in March 2006. Dr. Kidron is a pharmacologist and a biochemist with a PhD in biochemistry. From 1990 to 2007, Dr. Kidron has been a senior researcher in the Diabetes Unit at Hadassah University Hospital in Jerusalem, Israel. During 2003 and 2004, Dr. Kidron served as a consultant to Emisphere Technologies Inc., a company that specializes in developing broad-based proprietary drug delivery platforms. Dr. Kidron was formerly a visiting professor at the Medical School at the University of Toronto (Canada), and is a member of the American, European and Israeli Diabetes Associations. Dr. Kidron is a recipient of the Bern Schlanger Award.

Mr. Leonard Sank, 45, was appointed a director in October 2007. Mr. Sank is a South African entrepreneur and businessman who is devoted to entrepreneurial endeavors and initiatives. He has over 20 years of experience playing important leadership roles in developing businesses. He was a director in Eastvaal Motor Group, a diversified retail motor business. He was also a director in Vecto Finance, a credit lending business. He has also served as a director of Macsteel Service Centres SA Pty Ltd., South Africa’s largest private company.   He also serves on the board of local non-profit charity organizations in Cape Town, where he resides.

Dr. Harold Jacob, 57, was appointed a director in July 2008. Since 1998, Dr. Jacob has served as the president of Medical Instrument, a company which provides a range of support and consulting services to start-up and early stage companies as well as patenting its own proprietary medical devices. Dr. Jacob has advised a spectrum of companies in the past and he served as a consultant and then as the Director of Medical Affairs at Given Imaging Ltd., during the years 1997 to 2003, a company that developed the first swallowable wireless pill camera for inspection of the intestine. He has licensed patents to a number of companies including Kimberly Clark Ballard. Since 2003, Dr. Jacob has served as the CEO of NanoVibronix, a medical device company using surface acoustics to prevent catheter acquired infection as well as other applications. He practiced clinical gastroenterology in New York and served as Chief of Gastroenterology at St. Johns Episcopal Hospital and South Nassau Communities Hospital in the years 1986-1995, and was a Clinical Assistant Professor of Medicine at SUNY during the years 1983-1990. Dr. Jacob founded and served as Editor in Chief of Endoscopy Review and has authored numerous publications in the field of gastroenterology.

Dr. Michael Berelowitz, 66, was appointed a director in June 2010. Since 2009, Dr. Berelowitz has served as Senior Vice President and Head of Clinical Development and Medical Affairs in the Specialty Care Business Unit at Pfizer, Inc. From 1996 to 2009 he served in various roles at Pfizer, Inc., beginning as a Medical Director in the Diabetes Clinical Research team and then assuming positions of increasing responsibility until being appointed to his present role. Prior to that, Dr. Berelowitz spent a number of years in academia. Among his public activities, Dr. Berelowitz has served on the board of directors of the American Diabetes Association, the Clinical Initiatives Committee of the Endocrine Society, and has chaired the Task Force on Research of the New York State Council on Diabetes. He has also served on several editorial boards, including the Journal of Clinical Endocrinology and Metabolism and Endocrinology, Reviews in Endocrine and Metabolic Disorders and Clinical Diabetes. Dr. Berelowitz has authored and co-authored more than 100 peer-reviewed journal articles and book chapters in the areas of pituitary growth hormone regulation, diabetes and metabolic disorders.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and voting on the matter is required for the approval thereof.

The Board of Directors unanimously recommends that you vote "FOR" all of the nominees listed above.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The name and age of each of the five director nominees and of our executive officers, his or her position with us and the period during which such person has served as a director or officer of the Company are set forth below.

Name	Age	Position	Serving Since

Nadav Kidron	36	President, Chief Executive Officer and Director	2006
Miriam Kidron	69	Chief Medical and Technology Officer and Director	2006
Leonard Sank	45	Director	2007
Harold Jacob	56	Director and member of the Scientific Advisory Board	2008
Michael Berelowitz	66	Director	2010
Yifat Zommer	37	Chief Financial Officer, Treasurer and Secretary	2009

Dr. Miriam Kidron is Mr. Nadav Kidron’s mother. There are no other directors or officers of the Company who are related by blood or marriage.

Biographical summaries for our directors are set forth under "Proposal 1: Re-election of Directors - Biographical Summaries of Nominees for the Board of Directors" above. The following is a brief account of the education and business experience of our executive officers who are not directors, indicating principal occupation and the name and principal business of the organization in which such occupation and employment were carried out.

Ms. Yifat Zommer, 37, was appointed as Chief Financial Officer, Treasurer and Secretary in April 2009. From April 2007 to October 2008, Ms. Zommer served as Chief Financial Officer of Witech Communications Ltd., a subsidiary of IIS Intelligence Information Systems Ltd, a company operating in the field of video transmission using wireless communications. From April 2006 to April 2007, Ms. Zommer acted as Chief Financial Officer for CTWARE Ltd, a telecommunication company. Prior to that she was an audit manager in PricewaterhouseCoopers (PwC), where she served for five years. Ms. Zommer holds a Bachelor of Accounting and Economics degree from the Hebrew University and Business Administration (MBA) from Tel-Aviv University. Ms. Zommer is a certified public accountant in Israel.

Board of Directors

There are no agreements with respect to the election of directors.  Each director is elected for a period of one year at our annual meeting of stockholders and serves until the next such meeting and until his or her successor is duly elected.  The Board may also appoint additional directors up to a maximum of fifteen directors. A director so chosen or appointed will hold office until the next annual meeting of stockholders. The Board has determined that Leonard Sank, Harold Jacob and Michael Berelowitz are independent as defined under the rules promulgated by the NASDAQ Stock Market. For the past three years, we have not held an annual meeting of stockholders.

There have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any director, executive officer, or control person of the Company during the past ten years.

Board Meeting Attendance

During the year ended August 31, 2010, our Board held six meetings and took actions by written consent on 13 occasions.  No incumbent director of the meeting attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board (during the period for which such director served as a director); and (ii) the total number of meetings held by all committees of the Board on which such director served (during the period for which such director served on such committees). Board members are encouraged to attend our annual meetings of stockholders.

Committees

To date, the Board has not established any committees. The Board has not established a nominating committee or an audit committee because it believes that the Board, of which three of its five members are independent directors, is qualified to fulfill these functions.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to us during fiscal year 2010, we believe that during fiscal year 2010, our executive officers, directors and all persons who own more than ten percent of a registered class of our equity securities complied with all Section 16(a) filing requirements.

Code of Ethics

We have adopted a Code of Ethics for our officers, directors and employees. A copy of the Code of Ethics is available on our website at www.oramed.com.

Board Leadership Structure and Role in Risk Oversight

Mr. Nadav Kidron serves as our President, Chief Executive Officer and on our Board of Directors. None of our independent directors serves as the lead independent director. We believe that this leadership structure is appropriate to our Company given the current size and operations of the Company. Our Board of Directors' role in risk oversight includes risk analysis and assessment in connection with each financial and business review, update and decision-making proposal and is an integral part of all Board deliberations. The Board's role in our risk oversight is consistent with our leadership structure, with our President and Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board of Directors providing oversight in connection with those efforts.

Stockholder Communications

Although we have not adopted a formal process for stockholder communications with our Board of Directors, we believe stockholders should have the ability to communicate directly with the Board so that their views can be heard by the Board or individual directors, as applicable, and that appropriate and timely responses are provided to stockholders. All communications regarding general matters should be directed to the Secretary of the Company at the address below and should prominently indicate on the outside of the envelope that it is intended for the complete Board of Directors or for any particular director(s).  If no designation is made, the communication will be forwarded to the entire Board.  Stockholder communications to the Board should be sent to:

Corporate Secretary
Oramed Pharmaceuticals Inc.
Hi-Tech Park 2/5 Givat Ram
PO Box 39098
Jerusalem, Israel 9139

Certain Relationships and Related Transactions and Director Independence

Except as otherwise indicated below, during the fiscal year 2010 we have not been a party to any transaction, proposed transaction, or series of transactions in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which, to our knowledge, any of our directors, officers, five percent beneficial security holder, or any member of the immediate family of the foregoing persons has had or will have a direct or indirect material interest.

Our policy is to enter into transactions with related parties on terms that, on the whole, are no less favorable than those available from unaffiliated third parties. Based on our experience in the business sectors in which we operate and the terms of our transactions with unaffiliated third parties, we believe that all of the transactions described below met this policy standard at the time they occurred. All related parties transactions are approved by our board of directors.

On March 8, 2006, and July 8, 2009, we entered into two agreements with Hadasit to provide consulting and clinical trial services for total consideration of $400,000. The clinical trials to be conducted by Hadasit are managed by Dr. Kidron, our Chief Medical and Technology Officer and Director, through its research fund in Hadasit. The fees paid by the Company to Hadasit are deposited into a Hadasit research account in the name of Dr. Kidron. Pursuant to the general policy of Hadasit with respect to its research funds, Dr. Kidron is entitled to receive a management fee in the rate of 10% of all the funds deposited into this research fund, including the funds paid by the Company under the said agreements. Since March 2006, only the funds paid by the Company are deposited in this account.

On June 1, 2010, our subsidiary Oramed Ltd., entered into an agreement with D.N.A Biomedical Solutions Ltd (formerly, Laser Detect Systems Ltd.) ("D.N.A"), for the establishment of a new company to be called Entera Bio Ltd. ("Entera"). Under the terms of a license agreement that was entered into between Oramed and Entera, Oramed will out-license technology to Entera, on an exclusive basis, for the development of oral delivery drugs for certain indications to be agreed upon between the parties.  The out-licensed technology differs from our main delivery technology that is used for oral insulin and GLP-1 Analog and is subject to a different patent application. Entera's initial development effort will be an oral formulation for the treatment of osteoporosis. Mr. Zeev Bronfeld, who is one of D.N.A's controlling shareholders, holds approximately 10.71% of our outstanding common stock.

The Board has determined that Leonard Sank, Harold Jacob and Michael Berelowitz are independent as defined under the rules promulgated by the NASDAQ Stock Market.

See "Compensation of Executive Officers and Directors - Employment and Consulting Agreements" below for information as to agreements with our employees and consultants.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Summary Compensation Table

The following table sets forth the compensation earned during the years ended August 31 2009 and 2010 by our President and Chief Executive Officer, our Chief Medical and Technology Officer, our Chief Financial Officer and former Chief Financial Officer (the "Named Executive Officers"):

Name and Principal Position	Year (1)	Salary ($)	Option Awards ($) (2)	All Other Compensation ($) (3)	Total ($)
Nadav Kidron	2010	159,919	236,344	10,783	407,046
President and CEO and director (4)	2009	155,359	153,855	15,474	324,688

Miriam Kidron	2010	160,092	236,344	7,727	404,163
Chief Medical and Technology Officer and director (5)(6)	2009	154,983	153,855	11,539	320,377

Yifat Zommer	2010	76,896	81,803	26,979	185,678
CFO, Treasurer and Secretary (7)	2009	20,468	19,946	11,245	51,659

Chaime Orlev CFO and Secretary (8)	2009	59,300	Nil	25,544	84,844
_______________

1	The information is provided for each fiscal year which begins on September 1 and ends on August 31.
2
The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards for fiscal years ended August 31, 2010 and 2009 are set forth in the notes to our audited consolidated financial statements included in our annual report on Form 10-K for fiscal year ended August 31, 2010. Our Named Executive Officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

3	See All Other Compensation Table below.
4
Mr. Kidron was appointed as our President, CEO and Director on March 8, 2006 and receives compensation from our subsidiary through KNRY, an Israeli entity owned by Mr. Kidron. See "Employment and Consulting Agreements."

5
Dr. Kidron was appointed as our Chief Medical and Technology Officer and Director on March 8, 2006 and receives compensation from our subsidiary through KNRY, an Israeli entity owned by Mr. Kidron. See "Employment and Consulting Agreements."

6	See "Certain Relationships and Related Transactions and Director Independence" for a description of management fees received by Dr. Kidron from Hadasit.
7	Ms. Zommer was appointed as our CFO, Treasurer and Secretary on April 19, 2009
8	Mr. Orlev served as our CFO and Secretary from May 1, 2008 through March 31, 2009.

All Other Compensation Table

All Other Compensation amounts in the Summary Compensation Table consist of the following:

Name	Year	Automobile Related Expenses ($)	Manager’s Insurance * ($)	Education Fund* ($)	Total ($)
Nadav Kidron	2010	10,783	Nil	Nil	10,783
Miriam Kidron	2010	7,727	Nil	Nil	7,727
Yifat Zommer	2010	9,814	11,466	5,699	26,979
__________

*
Manager’s insurance and education funds are customary benefits provided to employees based in Israel. Manager’s insurance is a combination of severance savings (in accordance with Israeli law), defined contribution tax-qualified pension savings and disability insurance premiums. An Education fund is a savings fund of pre-tax contributions to be used after a specified period of time for educational or other permitted purposes.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and stock awards held by the Named Executive Officers as of August 31, 2010.

Option Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Nadav Kidron	850,000	(1)	-		0.45	08/01/12
	720,000	(2)	144,000	(2)	0.54	05/06/18
	864,000	(5)	612,000	(2)	0.49	04/20/20
Miriam Kidron	3,361,360	(3)	-		0.001	08/13/12
	850,000	(1)	-		0.45	08/01/12
	720,000	(2)	144,000	(2)	0.54	05/06/18
	864,000	(5)	612,000	(2)	0.49	04/20/20
Yifat Zommer	-		400,000	(4)	0.47	10/19/19
_____________

(1)
On August 2, 2007, 850,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2006 Stock Option Plan at an exercise price of $0.45 per share; the options vested immediately and have an expiration date of August 2, 2012.

(2)
On May 7, 2008, 864,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Stock Option Plan at an exercise price of $0.54 per share, 144,000 of such options vested immediately on the date of grant and the remainder will vest in twenty equal monthly installments, commencing on June 7, 2008. The options have an expiration date of May 7, 2018.

(3)
On August 14, 2007 3,361,630 stock options were granted to Miriam Kidron, at an exercise price of $0.001 per share; the options vested immediately and have an expiration date of August 14, 2012. These options were not issued pursuant to any outstanding award plans.

(4)
On June 3, 2009, 400,000 options were granted to Yifat Zommer under the 2008 Stock Option Plan at an exercise price of $0.47 per share. The options vest in three equal annual installments, commencing October 19, 2010, and expire on October 19, 2019.

(5)
On April 21, 2010, 864,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Stock Option Plan at an exercise price of $0.49 per share, 108,000 of such options vested immediately on the date of grant and the remainder will vest in twenty one equal monthly installments, commencing on May 31, 2010. The options have an expiration date of April 20, 2020.

Stock Option Plans

2006 Stock Option Plan

On October 15, 2006, the Board adopted the 2006 Stock Option Plan (the "2006 Plan") in order to attract and retain quality personnel. Under the 2006 Plan, 3,000,000 shares have been reserved for the grant of options by the Board. In addition, under the terms of the 2006 Plan, options that have expired or been terminated for any reason prior to being exercised may be reissued.  As of August 31, 2010, options with respect to1,700,000 shares were outstanding under the 2006 Plan, which amount reflects the aggregate grant of options with respect to 3,350,000 shares, of which 1,650,000 expired through August 31, 2010.

2008 Stock Incentive Plan

On May 5, 2008, the Board adopted the 2008 Stock Incentive Plan (the "2008 Plan") in order to attract and retain quality personnel. The 2008 Plan provides for the grant of stock options, restricted stock, restricted stock units and stock appreciation rights, collectively referred to as "awards." Stock options granted under the Plan may be either incentive stock options under the provisions of Section 422 of the Internal Revenue Code, or non-qualified stock options. Incentive stock options may be granted only to our employees or to our parent or subsidiary. Awards other than incentive stock options may be granted to employees, directors and consultants. Under the 2008 Plan, 8,000,000 shares have been reserved for the grant of options, which may be issued at the discretion of our Board from time to time. As of August 31, 2010, options with respect to 6,739,200 shares have been granted under the 2008 Plan, 978,000 of which have been forfeited.

Other

On August 14, 2007, we granted Dr. Miriam Kidron options to purchase up to 3,361,360 shares at an exercise price of $0.001; the options vested immediately and have an expiration date of August 14, 2012. These options are not governed by any of the plans detailed above.

Stock Options Grants

We made the following stock options grants to the Named Executive Officers and directors during the year ending August 31, 2010:

•
On April 21, 2010, 864,000 options were granted to each of Nadav Kidron and Miriam Kidron under the 2008 Stock Option Plan at an exercise price of $0.49 per share, 108,000 of such options vested immediately on the date of grant and the remainder will vest in twenty equal monthly installments, commencing on May 31, 2010. The options have an expiration date of April 20, 2020.

•
On July 8, 2010, 300,000 options were granted to a director at an exercise price of $0.48 per share. The options vest in three equal annual installments commencing on July 8, 2011 and will expire on July 7, 2020.

Employment and Consulting Agreements

Effective August 1, 2007, we entered into employment agreements with KNRY Ltd. ("KRNY"), pursuant to which Nadav Kidron and Dr. Miriam Kidron provided employment services to our company. Based on the agreements, Nadav Kidron served as the President and Chief Executive officer and Miriam Kidron served as the Chief Medical and Technology Officer of the Company. As remuneration for such services, KNRY was paid $20,000 per month, commencing on August 1, 2007.

On July 1, 2008, Oramed Ltd., our Israeli subsidiary, entered into a consulting agreement with KNRY, whereby Mr. Nadav Kidron, through KNRY, provides services as President and Chief Executive Officer of both the Company and Oramed Ltd. (the "Nadav Kidron Consulting Agreement"). Additionally, on July 1, 2008, Oramed Ltd. entered into a consulting agreement with KNRY whereby Dr. Miriam Kidron, through KNRY, provides services as Chief Medical and Technology Officer of both the Company and Oramed Ltd. (the "Miriam Kidron Consulting Agreement" and together with the Nadav Kidron Consulting Agreement, the "Consulting Agreements"). The Consulting Agreements replace the employment agreements entered into between the Company and KNRY, dated as of August 1, 2007 referenced above.

The Consulting Agreements are both terminable by either party upon 60 days prior written notice. The Consulting Agreements provide that KNRY (i) will be paid, under each of the Consulting Agreements, in New Israeli Shekels a gross amount of NIS 50,400 per month and (ii) will be reimbursed for reasonable expenses incurred in connection with performance of the Consulting Agreements.

Pursuant to the Consulting Agreements, KNRY, Nadav Kidron and Miriam Kidron each agree that during the term of the Consulting Agreements and for a 12 month period thereafter, none of them will compete with Oramed Ltd. nor solicit employees of Oramed Ltd.

On November 2, 2008, we entered into indemnification agreements with our directors and executive officers pursuant to which we agreed to indemnify each director and executive officer for any liability he or she may incur by reason of the fact that he or she serves as our director or executive officer, to the maximum extent permitted by law.

The Company, through its Israeli subsidiary, Oramed Ltd., has entered into an employment agreement with Yifat Zommer as of April 19, 2009, pursuant to which Ms. Zommer was appointed as Chief Financial Officer, Treasurer and Secretary of Oramed. On August 31, 2009, the agreement was amended, pursuant to which Ms. Zommer's gross monthly salary will be NIS 22,000 ($5,764). In accordance with the employment agreement, as amended, as of October 19, 2009, Ms. Zommer’s gross monthly salary was increased to NIS 24,200 ($6,340).

 On April 19, 2009, Oramed and Ms. Zommer also entered into an indemnification agreement, pursuant to which Oramed agrees to indemnify Ms. Zommer for any liability she may incur by reason of the fact that she serves as Oramed’s CFO, to the maximum extent permitted by law.

Director Compensation

Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board. Effective June 1, 2010, each independent director is entitled to receive as remuneration for his or her service as a member of the Board a sum equal to $10,000 per annum, to be paid quarterly and shortly after the close of each quarter (for the period from September 1, 2008 to May 31, 2010 - $8,000 per annum). The Board may award special remuneration to any director undertaking any special services on behalf of us other than services ordinarily required of a director.

Other than indicated in this proxy statement, no director received and/or accrued any compensation for his or her services as a director, including committee participation and/or special assignments.

The following table sets forth director compensation for the year ended August 31, 2010.

Name of Director	Fees Earned or Paid in Cash ($)	Option Awards (1) ($)	Total ($)
Nadav Kidron (2)
Miriam Kidron (2)
Leonard Sank	8,500	45,218	53,718
Harold Jacob	8,500	45,218	53,718
Michael Berelowitz	2,500	11,201	13,701
_______________

(1)
The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards. The assumptions used to determine the fair value of the option awards are set forth in Note 8 of our audited consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended August 31, 2010. Our directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold.

(2)	Please refer to the summary compensation table for executive compensation with respect to the named individual.

PROPOSAL 2:
RATIFICATION OF AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the reappointment of Kesselman & Kesselman, certified public accountants in Israel, a member of PricewaterhouseCoopers International Limited, as our auditors for the fiscal year ending August 31, 2011. Kesselman & Kesselman serves as the auditor of our controlled subsidiaries, as well. Kesselman & Kesselman have no other relationship to us or with any of our affiliates, except as auditors and tax consultants. A representative of the auditors will not be present at the Annual Meeting.

We incurred the following fees to Kesselman & Kesselman for services rendered during the fiscal years ended August 31, 2010 and 2009:

Summary:	2010	2009

Audit fees(1)	$65,880	$60,000
Tax fees(2)		$15,000
____________

(1)
Amount represents fees paid for professional  services for the audit of our  consolidated  annual financial  statements and review  of our interim  consolidated  financial  statements  included  in quarterly reports and services that are normally provided by our accountants in connection with statutory and regulatory filings or engagements.

(2)	Amount represents fees paid for professional services for tax compliance and tax advice.

We do not have an Audit Committee. As such, our entire Board of Directors acts as our audit committee. No formal pre-approval process has been adopted.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and voting on the matter is required for the approval thereof.

The Board of Directors unanimously recommends that you vote "FOR" re-appointment of our auditors.

PROPOSAL 3:
REVERSE STOCK SPLIT

Our shares of common stock are quoted on the OTC Bulletin Board. In order for our shares of common stock to be listed on the Nasdaq Capital Market, the NYSE Amex or on another recognized stock exchange, we must satisfy various listing standards. For instance, Nasdaq requires, among other things, to have shareholders' equity of at least $5 million and there must be at least one million shares of common stock held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares, often referred to as the public float, that have an aggregate market value of at least $15 million. Additionally, there must be at least three market makers for our shares of common stock and at least 300 persons must each own at least 100 shares of common stock. We would also be subject to various corporate governance requirements under stock exchange rules for listed companies.

We would also be required to maintain a market price for our shares of common stock in compliance with the stock exchange rules. Nasdaq's minimum bid price requirement is $1.00 per share.

If we do not meet the initial listing requirements, our shares of common stock will continue to trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. These alternatives are generally considered to be less efficient and less broad-based than the Nasdaq Capital Market or NYSE Amex.

Purpose of the Reverse Share Split

The purpose of the reverse share split is to increase the market price per share of our common stock. The Board intends to effect a reverse share split only if it believes that a decrease in the number of shares outstanding is likely to improve the trading price of our common stock and is necessary to facilitate our listing on a recognized stock exchange. If the reverse stock split is authorized by our shareholders, our Board of Directors will have the discretion to implement the reverse stock split once during the next 12 months, or effect no reverse share split at all.

Our Board of Directors has requested that shareholders approve an exchange ratio range, as opposed to approval of a specified exchange ratio, in order to give the Board of Directors maximum discretion and flexibility to determine the exchange ratio based, among other factors, upon prevailing market, business and economic conditions at the time. No further action on the part of the shareholders will be required to either effect or abandon the reverse share split.

If shareholders approve the reverse share split but no reverse share split is effected within 12 months after the Annual Meeting, the Board of Director's authority to effect the reverse share split will terminate.

Board of Directors Determination

Our Board of Directors has unanimously recommended that our shareholders authorize an amendment to our Articles of Incorporation and Bylaws effecting a reverse share split of our common stock at a ratio, to be established by the Board in its sole discretion, not to exceed one-for-eighteen, or to abandon the reverse share split. The amendments to the Articles of Incorporation and Bylaws would effect the reverse share split by (i) reducing the number of our issued and outstanding shares of common stock, as well as the number of our authorized but unissued shares, by the ratio to be determined by the Board of Directors, not to exceed one-for-eighteen, and (ii) effecting a proportionate increase in the par value based on the ratio to be determined by the Board of Directors.

Our Board of Directors has determined that the listing of our shares of common stock on a recognized stock exchange, such as Nasdaq or NYSE Amex, is in the best interests of our shareholders. If our shares of common stock were not listed on a stock exchange because of failure to satisfy the minimum $1.00 price per share requirement, trading in our shares of common stock would continue on the OTC Bulletin Board. Our Board of Directors believes that the liquidity in the trading market for our shares of common stock would be increased by listing on a stock exchange, which could increase the trading price and decrease the transaction costs of trading our shares of common stock.

The Board of Directors also believes that a higher share price may help generate investor interest in the Company. Some brokerage firms may be reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because brokerage commissions, as a percentage of the total transaction cost, tend to be higher for these stocks. Our Board of Directors further believes that a higher share price would help us attract and retain employees and other strategic partners since some potential employees and strategic partners may be less likely to work for or with a company with a low share price.

Risks of a Reverse Share Split

While our Board of Directors believes that the potential advantages of a reverse share split outweigh the risks, if the Board does effect a reverse share split there can be no assurance that:

•	our shares of common stock will trade at a price in proportion to the reduction in the number of outstanding shares resulting from the reverse shares split;

•	the reverse share split will result in a per share price high enough to attract and retain employees and strategic partners;

•	the bid price of our shares of common stock after a reverse share split can be maintained at or above $1.00;

•	our shares of common stock will not be rejected from listing on a stock exchange for other reasons;

•	the liquidity of our shares of common stock will not be adversely affected by the reduced number of shares that would be outstanding after the reverse share split;

•	engaging in a reverse share split will not be perceived in a negative manner by investors, analysts or other stock market participants; or

•
the reverse share split will not result in some shareholders owning "odd-lots" of less than 100 shares of common stock, potentially resulting in higher brokerage commissions and other transaction costs than the commissions and costs of transactions in "round-lots" of even multiples of 100 shares.

Effects of the Reverse Share Split on our Shares of Common Stock

A reverse share split will reduce the number of shares of common stock issued and outstanding and the number of shares authorized but unissued, into a proportionately fewer number of shares of common stock. It will also result in an adjustment of the par value of our shares of common stock. For example, if our Board of Directors implements a one-for-five reverse share split of our shares of common stock, then a stockholder holding 500 shares of common stock $0.001 par value, before the reverse share split would hold 100 shares of common stock, $0.005 par value, after the reverse share split, and the number of our authorized shares of common stock will decrease from 200,000,000 to 40,000,000 shares of common stock and the number of shares of common stock outstanding would decrease from [________] to [________]. However, each stockholder's proportionate ownership of the issued and outstanding shares of common stock immediately following the effectiveness of the reverse share split would remain the same.

The reverse share split will also affect the outstanding options under our equity incentive plans and outstanding warrants. Generally, such securities include provisions providing for adjustments to the number of shares of common stock in the event of a reverse share split in order to maintain the same economic effect. For example, if our Board of Directors implements a one-for-five reverse share split, each of the outstanding options to purchase our shares of common stock would represent the right to purchase that number of shares of common stock equal to 20% of the shares of common stock previously covered by the options and the exercise price per share would be five times the previous exercise price.  The same applies to our outstanding warrants to purchase common stock.

Certain U.S. Federal Income Tax Consequences

The following discussion summarizing certain federal income tax consequences is based on the Internal Revenue Code of 1986, as amended, and is for general information only. It does not discuss consequences that may apply to special classes of taxpayers (e.g., non-resident aliens or broker-dealers). It also does not discuss state and local tax issues. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

Generally, a reverse share split will not result in the recognition of gain or loss for U.S. federal income tax purposes. The adjusted tax basis of the aggregate number of new shares of common stock will be the same as the adjusted basis of the aggregate number of shares of common stock held by a shareholder immediately prior to the reverse share split and the holding period of the shares of common stock after the reverse share split will include the holding period of the shares of common stock held prior to the reverse share split. No gain or loss will be recognized by the Company as a result of the reverse share split.

Certain Israeli Tax Consequences

The following discussion summarizing certain Israeli income tax consequences for Israeli stockholders is based on the Israeli Income Tax Ordinance [New Version], 1961, as amended (the "Tax Ordinance"), and is for general information only. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

Generally, a reverse share split will not result in the recognition of gain or loss for Israeli income tax purposes. The adjusted tax basis of the aggregate number of new shares of common stock will be the same as the adjusted tax basis of the aggregate number of shares of common stock held by a shareholder immediately prior to the reverse share split and the holding period of the shares of common stock after the reverse share split will include the holding period of the shares of common stock held prior to the reverse share split. No gain or loss will be recognized by the Company as a result of the reverse share split.

Fractional Shares

In order to avoid the expense and inconvenience of issuing fractional shares in connection with the reverse share split, we will round any fractional share that results from the reverse share split to the nearest whole share, with any half share being rounded down.

Exchange of Share Certificates

Shortly after the reverse share split becomes effective, stockholders will be notified and offered the opportunity at their own expense to surrender their current certificates to our stock transfer agent in exchange for the issuance of new certificates reflecting the reverse share split. Commencing on the effective date of the reverse share split, each certificate representing pre-reverse share split shares of common stock will be deemed for all purposes to evidence ownership of post-reverse share split shares of common stock, as the case may be.

Appraisal Rights

No appraisal rights are available under Nevada Law to any shareholder who dissents from the proposals to approve the reverse share split. If the reverse share split is effected after the reincorporation contemplated by Proposal No. 4, no appraisal rights are available under Delaware Law to any shareholder who dissents from the proposals to approve the reverse share split.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and voting on the matter is required for approval of the reverse share split under Nevada corporate statutes.

The Board of Directors unanimously recommends that you vote "FOR" approval of the reverse share split.

PROPOSAL 4:
REINCORPORATION OF THE COMPANY FROM THE STATE OF NEVADA
TO THE STATE OF DELAWARE

In this section of the proxy statement, we sometimes refer to the Company as a Nevada corporation before reincorporation as "Oramed Nevada" and the Company as a Delaware corporation after reincorporation as "Oramed Delaware."

Our Board has unanimously approved and recommends to our stockholders this Proposal No. 4 to change the Company’s state of incorporation from the State of Nevada to the State of Delaware (the "Reincorporation").  If our stockholders approve this Proposal No. 4, we will accomplish the Reincorporation by domesticating in Delaware as provided in the Delaware General Corporation Law, as amended (the "DGCL"), and the Nevada Revised Statutes, as amended (the "NRS").

Summary

Assuming that stockholder approval of this Proposal No. 4 is obtained and the Reincorporation becomes effective:

•
the affairs of the Company will cease to be governed by Nevada corporation laws, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, and the affairs of the Company will become subject to Delaware corporation laws, a new Certificate of Incorporation and new Bylaws, as more fully described below;

•
the resulting Delaware corporation (i.e., Oramed Delaware) will (i) be deemed to be the same entity as Oramed Nevada for all purposes under the laws of Delaware, (ii) continue to have all of the rights, privileges and powers of Oramed Nevada, (iii) continue to possess all of the properties of Oramed Nevada, and (iv) continue to have all of the debts, liabilities and obligations of Oramed Nevada;

•
each outstanding share of Oramed Nevada common stock will continue to be an outstanding share of Oramed Delaware common stock, and each outstanding option, warrant or other right to acquire shares of Oramed Nevada common stock will continue to be an outstanding option, warrant or other right to acquire shares of Oramed Delaware common stock;

•
each employee benefit plan, incentive compensation plan or other similar plan of Oramed Nevada will continue to be an employee benefit plan, incentive compensation plan or other similar plan of Oramed Delaware; and

•	each director and officer of Oramed Nevada will continue to hold their respective offices with Oramed Delaware.

General Information

Our Board has adopted a plan of conversion substantially in the form attached as Appendix A to this proxy statement (the "Plan of Conversion") to accomplish the Reincorporation.  Assuming the presence of a quorum at the Annual Meeting, this Proposal No. 4 will be approved by stockholders by the affirmative vote of a majority of the shares, present in person or represented by proxy and voting on the matter, representing common stock outstanding at the close of business on the record date.  Assuming that stockholder approval of this Proposal No. 4 is obtained, the Company will file with the Nevada Secretary of State articles of conversion in form reasonably acceptable to the Secretary of the Company (the "Nevada Articles of Conversion") and will file with the Delaware Secretary of State (i) a certificate of conversion in form reasonably acceptable to the Secretary of the Company (the "Delaware Certificate of Conversion") and (ii) a certificate of incorporation, which will govern the Company as a Delaware corporation, substantially in the form attached as Exhibit A to the Plan of Conversion (the "Delaware Certificate of Incorporation").  In addition, assuming that stockholder approval of this Proposal No. 4 is obtained, our Board will adopt Bylaws for Oramed Delaware substantially in the form attached as Exhibit B to the Plan of Conversion (the "Delaware Bylaws"), and the Company will enter into a new indemnification agreement with each director and officer of Oramed Delaware based upon provisions of Delaware law substantially in the form attached as Exhibit C to the Plan of Conversion (the "Delaware Indemnification Agreement").  Approval of this Proposal No. 4 by our stockholders will constitute approval of the Plan of Conversion, the Delaware Certificate of Incorporation and the Delaware Bylaws.

The Reincorporation will not affect the trading of the shares of the Company’s common stock on the OTC Bulletin Board under the same symbol "ORMP.OB."  Oramed Delaware will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the Securities and Exchange Commission (the "SEC").  Stockholders who own shares of Oramed Nevada common stock that are freely tradable prior to the Reincorporation will continue to have freely tradable shares in Oramed Delaware after the Reincorporation, and stockholders holding restricted shares of Oramed Nevada common stock prior to the Reincorporation will continue to hold their shares in Oramed Delaware after the Reincorporation subject to the same restrictions on transfer to which their shares are presently subject.  In summary, the Reincorporation will not change the respective positions under federal securities laws of the Company or its stockholders.

Reasons for the Reincorporation

Delaware is a nationally recognized leader in adopting and implementing comprehensive and flexible corporate laws.  The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the NRS.

In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Nevada courts have not considered.  Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which should offer added advantages to the Company by allowing our Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.

The Reincorporation may also make it easier to attract future candidates willing to serve on our Board because many such candidates are already familiar with Delaware corporate law, including provisions relating to director indemnification, from their past business experience.

In addition, in the opinion of our Board, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL.  Based on publicly available data, over half of publicly-traded corporations in the United States and more than 60% of the Fortune 500 companies are incorporated in Delaware.

Changes as a Result of Reincorporation

If this Proposal No. 4 is approved, the Reincorporation will effect a change in the legal domicile of the Company and other changes of a legal nature, the most significant of which are described below in the section entitled "Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation."  The Reincorporation is not expected to affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue as rights and obligations of Oramed Delaware.  The Reincorporation itself will not result in any change in headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.  Further, the directors and officers of Oramed Nevada immediately prior to the Reincorporation will be the directors and officers of Oramed Delaware immediately after the Reincorporation, and the subsidiaries of Oramed Nevada immediately prior to the Reincorporation will be the subsidiaries of Oramed Delaware immediately after the Reincorporation.

The Plan of Conversion

The Reincorporation will be effected pursuant to the Plan of Conversion to be adopted by Oramed Nevada.  The Plan of Conversion provides that the Company will convert into a Delaware corporation and will be subject to all of the provisions of the DGCL.  By virtue of the conversion, all of the rights, privileges and powers of Oramed Nevada, all property owned by Oramed Nevada, all debts due to Oramed Nevada and all other causes of action belonging to Oramed Nevada immediately prior to the conversion will remain vested in Oramed Delaware following the conversion.  In addition, by virtue of the conversion, all debts, liabilities and duties of the Company immediately prior to the conversion will remain attached to Oramed Delaware following the conversion.  Each director and officer of Oramed Nevada will continue to hold their respective offices with Oramed Delaware.  Oramed Delaware will remain as the same entity following the conversion.

If this Proposal No. 4 is approved, it is anticipated that our Board will cause the Reincorporation to be effected as soon as practicable thereafter.  However, the Reincorporation may be delayed by our Board or the Plan of Conversion may be terminated and abandoned by action of our Board at any time prior to the effective time of the Reincorporation, whether before or after the approval by the Company’s stockholders, if our Board determines for any reason that such delay or termination would be in the best interests of the Company and its stockholders.  If this Proposal No. 4 is approved by our stockholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Nevada Secretary of State and the Delaware Secretary of State, as applicable) of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation.

Oramed Nevada stockholders will not be required to exchange their Oramed Nevada stock certificates Oramed Nevada for new Oramed Delaware stock certificates.  Following the effective time of the Reincorporation, any Oramed Nevada stock certificates submitted to the Company for transfer, whether pursuant to a sale or otherwise, will automatically be exchanged for Oramed Delaware stock certificates.  Oramed stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) to the Company unless and until requested to do so.

Effect of Not Obtaining the Required Vote for Approval

If we fail to obtain the requisite vote of stockholders for approval of this Proposal No. 4, the Reincorporation will not be consummated and the Company will continue to be incorporated in Nevada and governed by Nevada corporation laws, the Company’s existing Articles of Incorporation and the Company’s existing Bylaws.

Description of the Company’s Capital Stock Upon the Effectiveness of the Reincorporation

Assuming that stockholder approval of this Proposal No. 4 is obtained and the Reincorporation becomes effective, the Company will convert into Oramed Delaware, which is a corporation that is incorporated in the State of Delaware.  The rights of stockholders of Oramed Delaware will generally be governed by Delaware law, the Delaware Certificate of Incorporation and the Delaware Bylaws.  The following is a description of the capital stock of Oramed Delaware as of and upon the effectiveness of the Reincorporation.  This description is not intended to be complete and is qualified in its entirety by reference to Delaware law, including the DGCL, and the full texts of the Delaware Certificate of Incorporation and the Delaware Bylaws, copies of which are attached hereto as Exhibits A and B, respectively, to the Plan of Conversion, which is attached as Appendix A to this proxy statement.

General

Upon the effectiveness of the Reincorporation, the authorized capital of Oramed Delaware will continue to be 200,000,000 shares of common stock, par value $0.001 per share, unless and until otherwise modified by the reverse share split which our stockholders are being asked to approve in Proposal No. 3 in this proxy statement.

Description of Common Stock

Upon the effectiveness of the Reincorporation, Oramed Delaware will continue to be authorized to issue 200,000,000 shares of common stock, [________] shares of which will continue to be issued and outstanding (subject to the reverse share split contemplated in Proposal No. 3 to this proxy statement).

Upon the effectiveness of the Reincorporation, subject to preferences applicable to any shares of outstanding Oramed Delaware preferred stock, the holders of outstanding shares of Oramed Delaware common stock will continue to be entitled to receive dividends and other distributions out of assets legally available at times and in amounts as the Board may determine from time to time.  All shares of Oramed Delaware common stock will be entitled to participate ratably with respect to dividends or other distributions.

If Oramed Delaware is liquidated, dissolved or wound up, voluntarily or involuntarily, holders of Oramed Delaware common stock will be entitled to share ratably in all assets of Oramed Delaware available for distribution to the Oramed Delaware stockholders after the payment in full of any preferential amounts to which holders of any Oramed Delaware preferred stock may be entitled.

Holders of Oramed Delaware common stock will be entitled to one vote per share on all matters to be voted upon by stockholders.  No holder of common stock will be entitled to cumulate votes in voting for directors.

There will be no preemption, redemption, sinking fund or conversion rights applicable to Oramed Delaware common stock under applicable law, the Delaware Certificate of Incorporation or the Delaware Bylaws.

Delaware Anti-Takeover Law

Upon the effectiveness of the Reincorporation, Oramed Delaware will not then be subject to the provisions of Section 203 of the DGCL because Oramed Delaware will not then have a class of voting stock that is: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 stockholders.  However, if Oramed Delaware in the future meets one of these tests, Oramed Delaware may become subject to the provisions of Section 203 of the DGCL.  In general, the statute prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date the stockholder became an interested stockholder unless:

•	prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A "business combination" includes a merger, asset or stock sale or other transaction resulting in financial benefit to the stockholder.  An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of a corporation’s outstanding voting stock.  This provision may have the effect of delaying, deterring or preventing a change in control of the corporation without further action by its stockholders.

Limitation of Director Liability and Indemnification

The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Oramed Delaware will be personally liable to Oramed Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.  Delaware law currently provides that this waiver may not apply to liability:

•	for any breach of the director’s duty of loyalty to Oramed Delaware or its stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL (governing distributions to stockholders); or

•	for any transaction from which the director derived any improper personal benefit.

However, in the event the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.  The Delaware Certificate of Incorporation and the Delaware Bylaws further provide that Oramed Delaware will indemnify each of its directors and officers to the fullest extent authorized by the DGCL and may indemnify other persons as authorized by the DGCL.  These provisions do not eliminate any monetary liability of directors under the federal securities laws.  If this Proposal No. 4 is approved and the Reincorporation is consummated, Oramed Delaware expects to enter into customary indemnification agreements with its officers and directors based upon the provisions of Delaware law.

Comparison of the Company’s Stockholders’ Rights Before and After the Reincorporation

Because of differences between the NRS and the DGCL, as well as differences between the Company’s governing documents before and after the Reincorporation, the Reincorporation will effect certain changes in the rights of the Company’s stockholders.  Summarized below are the most significant provisions of the NRS and DGCL, along with the differences between the rights of the stockholders of the Company immediately before and immediately after the Reincorporation that will be the result of the differences between the NRS and the DGCL and the differences between the Company’s existing Articles of Incorporation and the Company’s existing Bylaws, on the one hand, and the Delaware Certificate of Incorporation and the Delaware Bylaws, on the other hand.  The summary below is not an exhaustive list of all differences or a complete description of the differences described, and is qualified in its entirety by reference to the NRS, the DGCL, the Company’s existing Articles of Incorporation, the Company’s existing Bylaws, the Delaware Certificate of Incorporation and the Delaware Bylaws.  Copies of the Company’s existing articles of incorporation and the Company’s existing Bylaws have been filed or incorporated by reference as exhibits to certain of our filings with the SEC.

Provision	Nevada law	Delaware law

Elections; Voting; Procedural Matters

Number of Directors
Nevada law provides that a corporation must have at least one director and may provide in its articles of incorporation or in its bylaws for a fixed number of directors or a variable number, and for the manner in which the number of directors may be increased or decreased.

Delaware law provides that a corporation must have at least one director and that the number of directors shall be fixed by, or in the manner provided in, the bylaws unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate of incorporation.

The Company’s existing Bylaws provide that the board of directors shall consist of not less than one nor more than fifteen directors.  Subject to this limitation, the number of directors shall be set by a resolution of the board of directors.

The Delaware Bylaws will provide that the number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors. Subject to the foregoing provisions, the number of directors of Oramed Delaware will be initially fixed at five.

Classified Board of Directors	Nevada law permits corporations to classify their boards of directors. At least one-fourth of the total number of directors of a Nevada corporation must be elected annually.
Delaware law permits any Delaware corporation to classify its board of directors into as many as three classes with staggered terms of office.  The certificate of incorporation may provide that one or more directors may have voting powers greater than or less than those of other directors.  Further, the certificate of incorporation may provide that holders of any class or series of stock shall have the right to elect one or more directors.

	Oramed Nevada does not have a classified Board.	Oramed Delaware will not have a classified board of directors following the Reincorporation.

Removal of Directors
Under Nevada law, any one or all of the directors of a corporation may be removed by the holders of not less than two-thirds of the voting power of a corporation’s issued and outstanding stock.  Nevada law does not distinguish between removal of directors with or without cause.

With limited exceptions applicable to classified boards and cumulative voting provisions, under Delaware law, directors of a corporation without a classified board may be removed with or without cause, by the holders of a majority of shares then entitled to vote in an election of directors.

	The Bylaws provide that any director may be removed peremptorily by the holders of two-thirds of the outstanding shares of the Company then entitled to vote.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Board Action by Written Consent
Nevada law provides that, unless the articles of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of a committee thereof may be taken without a meeting if, before or after the action, a written consent thereto is signed by all the members of the board or committee, except for a director that has a personal interest in the matter.

Delaware law provides that, unless the certificate of incorporation or bylaws provide otherwise, any action required or permitted to be taken at a meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee consent thereto in writing or by electronic transmission and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the board or committee.

	The Company’s existing Articles of Incorporation and the Company’s existing Bylaws do not change this statutory rule.	The Delaware Bylaws will not change this statutory rule.

Interested Party Transactions
Under Nevada law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, form or association in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely for that reason, or solely because of such relationship or interest, or solely because the interested director or officer was present, participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if the director’s or officer’s interest in the contract or transaction is known to the board of directors, committee or stockholders and the transaction is approved or ratified by the board, committee or stockholders in good faith by a vote sufficient for the purpose without counting the vote or votes of the interested director(s) or officer(s), the fact of the common interest is not known to the director(s) or officer(s) at the time the transaction is brought before the board, or the contract or transaction is fair to the corporation at the time it is authorized or approved.

Under Delaware law, a contract or transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, is not void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates or votes at the meeting of the board or committee that authorizes the contract or transaction, if one or more of the following is true: (i) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the board or committee, and the board or the committee in good faith authorizes the contract or transaction by an affirmative vote of the majority of the disinterested directors (even though these directors are less than a quorum); (ii) the material facts of the contract or transaction and the director’s or officer’s relationship or interest are disclosed to or known by the stockholders entitled to vote on the matter and they specifically approve in good faith the contract or transaction; or (iii) the contract or transaction is fair to the corporation as of the time it was authorized, approved or ratified.

	The Company’s existing Articles of Incorporation and the Company’s existing Bylaws are consistent with Nevada law.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Special Meetings of Stockholders
Nevada law provides that unless otherwise provided in a corporation’s articles of incorporation or bylaws, the entire board of directors, any two directors, or the president of the corporation may call a special meeting of the stockholders.

Delaware law permits special meetings of stockholders to be called by the board of directors or by any other persons authorized in the certificate of incorporation or bylaws to call a special stockholder meeting.

The Company’s existing Bylaws provide that special meetings of the stockholders may be called by the President or the Secretary by resolution of the Board of Directors, or at the request in writing of stockholders owning a majority of the issued and outstanding capital stock of the Company.

The Delaware Bylaws will provide that  special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the majority of the Board of Directors at any time.

Failure to Hold an Annual Meeting of Stockholders
Nevada law provides that if a corporation fails to elect directors within 18 months after the last election, a Nevada district court may order an election upon the petition of one or more stockholders holding 15 percent of the corporation’s voting power.

Delaware law provides that if a corporation fails to hold an annual meeting for the election of directors or there is no written consent to elect directors in lieu of an annual meeting taken, in both cases for a period of 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the latest to occur of the latest to occur of the organization of the corporation, its last annual meeting or last action by written consent to elect directors in lieu of an annual meeting, a director or stockholder of the corporation may apply to the Court of Chancery of the State of Delaware to order that an annual meeting be held.

	The Company’s existing Articles of Incorporation and the Company’s existing Bylaws do not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change this statutory rule.

Cumulative Voting
Nevada law permits cumulative voting in the election of directors as long as the articles of incorporation provide for cumulative voting and certain procedures for the exercise of cumulative voting are followed.
A Delaware corporation may provide for cumulative voting in the corporation’s certificate of incorporation.

	The Company does not currently have a provision granting cumulative voting rights in the election of its directors in its existing Nevada Articles of Incorporation or its existing Bylaws.	The Delaware Certificate of Incorporation will not have a provision granting cumulative voting rights in the election of its directors.

Vacancies
All vacancies on the board of directors of a Nevada corporation may be filled by a majority of the remaining directors, though less than a quorum, unless the articles of incorporation provide otherwise.  Unless otherwise provided in the articles of incorporation, the board may fill the vacancies for the remainder of the term of office of the resigning director or directors.

All vacancies and newly created directorships on the board of directors of a Delaware corporation may be filled by a majority of the directors then in office, though less than a quorum, unless the certificate of incorporation or bylaws provide otherwise.  If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

The Company’s existing Articles of Incorporation and the Company’s existing Bylaws are consistent with Nevada law.
The Delaware Bylaws will provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified, or his earlier resignation or removal.

Stockholder Voting Provisions
Under Nevada law, a majority of the voting power, which includes the voting power that is present in person or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business at a meeting of stockholders.  Generally, action by the stockholders on a matter other than the election of directors is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, unless otherwise provided in Nevada law or the articles of incorporation or bylaws of the corporation.  Generally, directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on election of directors.  Where a separate vote by a class or series or classes or series is required, a majority of the voting power of the class or series that is present or by proxy, regardless of whether the proxy has authority to vote on all matters, generally constitutes a quorum for the transaction of business.  Generally, an act by the stockholders of each class or series is approved if a majority of the voting power of a quorum of the class or series votes for the action.

Under Delaware law, a majority of the shares entitled to vote, present in person or represented by proxy, generally constitutes a quorum at a meeting of stockholders.  Generally, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter constitutes the act of stockholders.  Directors are generally elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Where a separate vote by a class or series or classes or series is required, a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, generally constitutes a quorum entitled to take action with respect to that vote on that matter and, generally, the affirmative vote of the majority of shares of such class or series or classes or series present in person or represented by proxy constitutes the act of such class or series or classes or series.

The Company’s existing Articles of Incorporation and the Company’s existing Bylaws do not change these statutory rules, except that: (i) the quorum required for all meetings of stockholders is 10% of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy; and (ii) the Company's directors are elected by a majority, not a plurality.

The Delaware Bylaws do not change these statutory rules, except that: (i) the quorum required for all meetings of stockholders is one third (1/3) of the stock issued and outstanding and entitled to vote at the meeting, present in person or by proxy; and (ii) the Company's directors are elected by a majority, not a plurality.

Stockholder Action by Written Consent
Nevada law provides that, unless the articles of incorporation or bylaws provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.

Unless the certificate of incorporation provides otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if the holders of outstanding stock having at least the minimum number of votes that would be necessary to authorize or take such action at a meeting consent to the action in writing.  In addition, Delaware law requires the corporation to give prompt notice of the taking of corporate action without a meeting by less than unanimous written consent to those stockholders who did not consent in writing.

	The Company’s existing Articles of Incorporation and the Company’s existing Bylaws do not change this statutory rule.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Stockholder Vote for Mergers and Other Corporate Reorganizations
In general, Nevada requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation.  So long as the surviving corporation is organized in Nevada, Nevada law does not generally require a stockholder vote of the surviving corporation in a merger if: (a) the plan of merger does not amend the existing articles of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; (c) the number of voting shares outstanding immediately after the merger, plus the number of voting shares issued as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of voting shares of the surviving domestic corporation outstanding immediately before the merger; and (d) the number of participating shares outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights and warrants issued pursuant to the merger, will not exceed by more than 20 percent the total number of participating shares outstanding immediately before the merger.

In general, Delaware requires authorization by an absolute majority of outstanding shares entitled to vote, as well as approval by the board of directors, with respect to the terms of a merger or a sale of substantially all of the assets of the corporation.  Delaware law does not generally require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (a) the plan of merger does not amend the existing certificate of incorporation; (b) each share of stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding share after the merger; and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or shares of common stock of the surviving corporation to be issued or delivered under the plan of merger plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed 20% of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger.

	The Company’s existing Articles of Incorporation and the Company’s existing Bylaws do not change these statutory rules.	The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Indemnification of Officers and Directors and Advancement of Expenses; Limitation on Personal Liability

Indemnification
A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if (i) he is not liable under NRS 78.138, and (ii) acted in "good faith" and in a manner he reasonably believed to be in and not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  However, with respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes’ indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys’ fees.

Through, among other means, a majority vote of disinterested directors, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. With respect to actions by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit is brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.  A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Delaware corporate statutes’ indemnification provisions shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

The Company’s existing Articles of Incorporation and the Company’s existing Bylaws provide that the corporation shall, to the fullest extent permitted by applicable law, indemnify each person who is or was a director or officer of the Company and each other person who is or was acting as a representative of the Company at its request against expenses, liability and loss (including attorneys’ fees, judgments, fines and settlements), reasonably incurred ore suffered in connection therewith.
The Delaware Bylaws will provide that Oramed Delaware shall indemnify its directors and officers to the fullest extent authorized by the DGCL.

Advancement of Expenses
Under Nevada law, the articles of incorporation, bylaws or an agreement made by the corporation may provide that the corporation must pay advancements of expenses in advance of the final disposition of the action, suit or proceedings upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

Delaware law provides that expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.  A Delaware corporation has the discretion to decide whether or not to advance expenses, unless provided otherwise in its certificate of incorporation or by-laws.

The Company’s existing Articles of Incorporation and the Company’s existing Bylaws are consistent with Nevada law.
The Delaware Bylaws will provide that Oramed Delaware will advance expenses to any officer or director in advance of the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation..

Limitation on Personal Liability of Directors
Neither a director nor an officer of a Nevada corporation can be held personally liable to the corporation, its stockholders or its creditors unless the director or officer committed both a breach of fiduciary duty and such breach was accompanied by intentional misconduct, fraud, or knowing violation of law.  Unlike Delaware law, Nevada law does not exclude breaches of the duty of loyalty or instances where the director has received an improper personal benefit.

A Delaware corporation is permitted to adopt provisions in its certificate of incorporation limiting or eliminating the liability of a director to a company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such liability does not arise from certain proscribed conduct, including breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or liability to the corporation based on unlawful dividends or distributions or improper personal benefit.

The Company’s existing Articles of Incorporation and the Company’s existing Bylaws are consistent with Nevada law.
The Delaware Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, no director of Oramed Delaware will be personally liable to Oramed Delaware or its stockholders for monetary damages for breach of fiduciary duty as a director.

Dividends

Declaration and Payment of Dividends
Under Nevada law, a corporation may make distributions to its stockholders, including by the payment of dividends, provided that, after giving effect to the distribution, the corporation would be able to pay its debts as they become due in the usual course of business and the corporation’s total assets would not be less than the sum of its total liabilities plus any amount needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights of stockholders whose rights are superior to those receiving the distribution.

Under Delaware law, unless further restricted in the certificate of incorporation, a corporation may declare and pay dividends, out of surplus (as defined in the DGCL), or if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, only if the amount of capital of the corporation is greater than or equal to the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.  In addition, Delaware law sets forth certain restrictions on the purchase or redemption of its shares of capital stock, including that any such purchase or redemption may be made only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The Company’s existing Bylaws provide that the dividends shall be declared by the board of directors pursuant to law at any regular or special meeting of the shareholders. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sum or sums as the board of directors it its absolute discretion thinks proper as a reserve for such purposes as the board of directors thinks conducive to the interests of the Company.
The Delaware Certificate of Incorporation and the Delaware Bylaws will not change these statutory rules.

Anti-Takeover Statutes

Business Combination Statute
Sections 78.411 through 78.444 of the NRS prohibits an interested stockholder from engaging in a business combination with a corporation that has a class of voting shares registered with the Securities and Exchange Commission under section 12 of the Securities Exchange Act, for three years after the person first became an interested stockholder unless the combination or the transaction by which the person first became an interested stockholder is approved by the board of directors before the person first became an interested stockholder.  If this approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated if the combination is then approved by the affirmative vote of the holders of a majority of the outstanding voting power not beneficially owned by the interested stockholder or any affiliate or associate thereof.  Alternatively, even without these approvals, a combination occurring more than three years after the person first became an interested stockholder may be permissible if specified requirements relating to the consideration to be received by disinterested stockholders are met, and the interested stockholder has not, subject to limited exceptions, become the beneficial owner of additional voting shares of the corporation.  An interested stockholder is (i) a person that beneficially owns, directly or indirectly, ten percent or more of the voting power of the outstanding voting shares of a corporation, or (ii) an "affiliate" or "associate" (as those terms are defined in the statute) of the corporation who, at any time within the past three years, was an interested stockholder of the corporation.

Under Delaware law, a corporation that is listed on a national securities exchange or held of record by more than 2,000 stockholders is not permitted to engage in a business combination with any interested stockholder for a three-year period following the time such stockholder became an interested stockholder, unless (i) the transaction resulting in a person becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder; (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding shares owned by persons who are both officers and directors of the corporation, and shares held by certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation’s board of directors and by the holders of at least 66 2/3% of the corporation’s outstanding voting stock at an annual or special meeting (and not by written consent), excluding shares owned by the interested stockholder.  Delaware law defines "interested stockholder" generally as a person who owns 15% or more of the outstanding shares of a corporation’s voting stock.

A Nevada corporation may adopt an amendment to its articles of incorporation expressly electing not to be governed by these provisions of the NRS, if such amendment is approved by the affirmative vote of a majority of the disinterested shares entitled to vote; provided, however, such vote by disinterested stockholders is not required to the extent the Nevada corporation is not subject to such provisions.  Such an amendment to the articles of incorporation does not become effective until 18 months after the vote of the disinterested stockholders and does not apply to any combination with an interested stockholder who first became an interested stockholder on or before the effective date of the amendment.

These provisions do not apply, among other exceptions, if (i) the corporation’s original certificate of incorporation contains a provision expressly electing not to be governed by these provisions, or (ii) the corporation, by action of its stockholders, adopts an amendment to its certificate of incorporation or bylaws expressly electing not to be governed by these provisions.

Oramed has not made such an election not to be governed by these provisions.

Control Share Acquisition Statute
The NRS also limits the rights of persons acquiring a controlling interest in a Nevada corporation with 200 or more stockholders of record, at least 100 of whom have Nevada addresses appearing on the stock ledger of the corporation, and that does business in Nevada directly or through an affiliated corporation.  According to the NRS, an acquiring person who acquires a controlling interest in an issuing corporation may not exercise voting rights on any control shares unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special or annual meeting of stockholders.  In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorizing voting rights for the control shares is entitled to demand payment for the fair value of such person’s shares.
Delaware does not have a control share acquisition statute. Thus, hostile bidders could acquire blocks of Oramed Delaware stock without the risk of voting disenfranchisement.

Under the NRS, a controlling interest means the ownership of outstanding voting shares of an issuing corporation sufficient to enable the acquiring person, individually or in association with others, directly or indirectly, to exercise (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors.  Outstanding voting shares of an issuing corporation that an acquiring person acquires or offers to acquire in an acquisition and acquires within 90 days immediately preceding the date when the acquiring person became an acquiring person are referred to as control shares.

The effect of the control share acquisition statute is, generally, to require a hostile bidder to put its offer to a stockholder vote or risk voting disenfranchisement.

The control share acquisition statute of the NRS does not apply if the corporation opts-out of such provision in the articles of incorporation or bylaws of the corporation in effect on the tenth day following the acquisition of a controlling interest by an acquiring person.

Dissenters’ Rights

Holders of record of shares of the Company’s common stock who do not vote in favor of the Reincorporation or consent thereto in writing and who properly demand payment for their shares will be entitled to dissenters’ rights in connection with the Reincorporation under NRS Sections 92A.300 - 92A.500.

The following discussion is not a complete statement of the law pertaining to dissenters’ rights under NRS Sections 92A.300 - 92A.500 and is qualified in its entirety by the full text of NRS Sections 92A.300 - 92A.500, which is attached as Appendix B to this proxy statement.  The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their dissenters’ rights under NRS Sections 92A.300 - 92A.500.  All references in NRS Sections 92A.300 - 92A.500 and in this summary to a "stockholder" or "holders of shares of the Company’s common stock" are to the record holder or holders of the shares of the Company’s common stock entitled to vote as to which dissenters’ rights are asserted.  A person having a beneficial interest in shares of the Company’s common stock held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect dissenters’ rights, or must assert his own dissenters’ right and submit a written consent of the stockholder of record in accordance with NRS 92A.400.

To assert dissenters’ rights, stockholders must satisfy all of the following conditions, including the conditions of NRS Section 92A.420:

•
Before the vote on this Proposal No. 4 occurs at the Annual Meeting, each stockholder who wishes to assert dissenters’ rights must give written notice to the Company before the vote is taken, of the stockholder’s intent to demand payment for his or her shares if the Reincorporation takes place.

•	A dissenting stockholder must not vote, or cause or permit to be voted, his or her shares in favor of this Proposal No. 4.

•
Neither voting against, abstaining from voting or failing to vote on the adoption of the Reincorporation will constitute notice of intent to demand payment or demand for payment of fair value within the meaning of NRS Section 92A.420 nor will it constitute a waiver of your dissenters’ rights.

•
If a stockholder returns a signed proxy but does not mark "AGAINST" or "ABSTAIN" with respect to this Proposal No. 4 on such proxy, such proxy will be voted "FOR" approval of this Proposal No. 4, which will have the effect of waiving the rights of that stockholder to have his shares purchased at fair value.

•	Abstaining from voting or voting against this Proposal No. 4 will NOT constitute a waiver of dissenters’ rights.

After the vote is taken at the Annual Meeting, if this Proposal No. 4 is approved, no later than 10 days after the Reincorporation takes place, a written dissenters’ notice and form, accompanied by a copy of NRS Sections 92A.300 - 92A.500 inclusive, will be sent to each stockholder who has given the written notice described above and did not vote in favor of the Reincorporation.  The dissenters’ notice will state the results of the vote on the Reincorporation, where the payment demand must be sent, and where and when share certificates must be deposited.  It will set a date, not fewer than 30 nor more than 60 days after delivery of the notice, by which the payment demand must be received from the dissenting stockholder.  The notice will include a form for demanding payment that will require the stockholder asserting dissenters’ rights to certify whether or not the stockholder acquired beneficial ownership of the shares before January 31, 2011, the date of the first announcement to the stockholders of the terms of the proposed Reincorporation, and that the stockholder did not vote in favor of the transaction.  Please note that shares acquired after January 31, 2011, referred to in this section as after-acquired shares, may be subject to different treatment in accordance with NRS Section 92A.470 than shares acquired before that date.

A stockholder who receives a dissenters’ notice must comply with the terms of the notice.  A stockholder asserting dissenters’ rights who does so by demanding payment, depositing his certificates in accordance with the terms of the notice and certifying that beneficial ownership was acquired before January 31, 2011, will retain all other rights of a stockholder until these rights are cancelled or modified by the Reincorporation.

Dissenters’ rights under NRS Section 92A.400 may be asserted either by a beneficial stockholder or a stockholder of record.  A record stockholder may assert dissenters’ rights as to fewer than every share registered in his name only if he objects for all shares beneficially owned by any one person and notifies the Company in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights.  A beneficial stockholder may assert dissenters’ rights as to shares held on his behalf only if he submits to the Company the stockholder of record’s written consent before or at the time he asserts dissenters’ rights and he does so for all shares that he beneficially owns or over which he has the power to direct the vote.

Within 30 days after receipt of a payment demand, the Company will pay in cash to each stockholder who complied with the terms of the dissenters’ notice the amount the Company estimates to be the fair value of the shares, plus interest, except that the Company may withhold payment from a dissenter as to after-acquired shares until after the Reincorporation is effected, at which point it shall offer its estimate of fair value of such shares, plus interest, to the dissenter in accordance with NRS 92A.470.  The payment will be accompanied by the Company’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in stockholder’s equity and the latest available interim financial statements; a statement of the Company’s estimate of the fair value of the shares; an explanation of how the interest was calculated; a statement of the dissenter’s right to demand payment under NRS 92A.480; and a copy of NRS Sections 92A.300 - 92A.500.  Within 30 days of payment or offered payment, if a dissenting stockholder believes that the amount paid is less than the fair value of the shares or that the interest due is incorrectly calculated, the stockholder may notify the Company in writing of his own estimate of the fair value of the shares and interest due.  If this kind of claim is made by a stockholder, and it cannot be settled, the Company is required to petition the district court to determine the fair value of the shares and accrued interest within 60 days after receiving the payment demand.

The costs and expenses of a court proceeding will be determined by the court and generally will be assessed against the Company, but these costs and expenses may be assessed as the court deems equitable against all or some of the stockholders demanding appraisal who are parties to the proceeding if the court finds the action of the stockholders in failing to accept the Company’s payment or offered payment was arbitrary, vexatious or not in good faith.  These expenses may include the fees and expenses of counsel and experts employed by the parties.

All written notices to assert dissenters’ rights should be sent to the Secretary of the Company at Oramed Pharmaceuticals Inc., Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel 91390, attention: Secretary.

 Accounting Treatment of the Reincorporation

The Reincorporation has no effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation.  Accordingly, the historical consolidated financial statements of Oramed Nevada previously reported to the SEC as of and for all periods through the date of this proxy statement remain the consolidated financial statements of Oramed Delaware.

Material United States Federal Income Tax Consequences of the Reincorporation

The following discussion summarizes the material United States federal income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock.  This summary is based upon current provisions of the Internal Revenue Code ("IRC"), existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

This summary only applies to a common stockholder of the Company that is a "U.S. person," defined to include:

•	a citizen or resident of the United States;

•	a corporation created or organized in or under the laws of the United States, or any political subdivision thereof (including the District of Columbia);

•	an estate the income of which is subject to United States federal income taxation regardless of its source;

•	a trust if either:

•
a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust, or

•	the trust has a valid election in effect to be treated as a United States person for United States federal income tax purposes; and

•	any other person or entity that is treated for United States federal income tax purposes as if it were one of the foregoing.

A holder of the Company’s common stock other than a "U.S. person" as so defined is, for purposes of this discussion, a "non-U.S. person."  If a partnership holds the Company’s common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership.   If you are a partner of a partnership holding the Company’s common stock, you should consult your tax advisor.

This summary assumes that holders of the Company’s common stock hold their shares of the Company’s common stock as capital assets within the meaning of Section 1221 of the IRC (generally, property held for investment).  No attempt has been made to comment on all United States federal income tax consequences of the Reincorporation that may be relevant to particular holders, including holders:

•
who are subject to special treatment under United States federal income tax rules such as dealers in securities, financial institutions, non-U.S. persons, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, or tax-exempt entities;

•	who are subject to the alternative minimum tax provisions of the IRC;

•	who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions;

•	who hold their shares as qualified small business stock within the meaning of Section 1202 of the IRC; or

•	who hold their shares as part of an integrated investment such as a hedge or as part of a hedging, straddle or other risk reduction strategy.

In addition, the following discussion does not address the tax consequences of the Reincorporation under state, local and foreign tax laws.  Furthermore, the following discussion does not address any of the tax consequences of transactions effectuated before, after or at the same time as the Reincorporation, whether or not they are in connection with the Reincorporation.

Accordingly, holders of the Company’s common stock are advised and expected to consult their own tax advisers regarding the federal income tax consequences of the Reincorporation in light of their personal circumstances and the consequences of the Reincorporation under state, local and foreign tax laws.

The Company has not requested a ruling from the Internal Revenue Service ("IRS") with respect to the United States federal income tax consequences of the Reincorporation under the IRC.  The Company believes, however, that the Reincorporation of the Company from Nevada to Delaware will constitute a reorganization within the meaning of Section 368(a)(1)(F) of the IRC.  Assuming that the Reincorporation will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a)(1)(F) of the IRC and subject to the qualifications and assumptions described in this proxy statement: (i) holders of the Company’s common stock will not recognize any gain or loss as a result of the consummation of the Reincorporation, (ii) the aggregate tax basis of shares of the resulting Delaware corporation’s common stock received in the Reincorporation will be equal to the aggregate tax basis of the shares of the Company’s common stock converted therefor, and (iii) the holding period of the shares of the resulting Delaware corporation’s common stock received in the Reincorporation will include the holding period of the shares of the Company’s common stock converted therefor.

Although the Company is of the belief that the United States federal income tax consequences to the Reincorporation will be as described above, the IRS is not precluded from taking a contrary position that could have an adverse tax consequence on holders of the Company’s Common Stock.  There can be no assurance that the United States federal income tax consequences described above will not be challenged by the IRS or, if challenged, will be decided favorably to the holders of the Company’s Common Stock.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS.  HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER APPLICABLE TAX LAWS.  PLEASE SEE IRS CIRCULAR 230 NOTICE ON PAGE 3.

Material Israeli Income Tax Consequences of the Reincorporation

The following discussion summarizes the material Israeli income tax consequences of the Reincorporation that are expected to apply generally to holders of the Company’s common stock.  This summary is based upon current provisions of the Tax Ordinance, the regulations promulgated thereunder and current administrative rulings and court decisions, all of which are subject to change and to differing interpretations, possibly with retroactive effect.

The Company has not requested a ruling from the Israeli Tax Authority ("ITA") with respect to the Israeli income tax consequences of the Reincorporation.  The Company believes, however, that the Reincorporation of the Company from Nevada to Delaware will not constitute a tax event for Israeli tax purposes and therefore holders of the Company’s common stock will not recognize any gain or loss for Israeli tax purposes as a result of the consummation of the Reincorporation.

Although the Company is of the belief that the Israeli income tax consequences to the Reincorporation will be as described above, the ITA is not precluded from taking a contrary position that could have an adverse tax consequence on holders of the Company’s common stock.  There can be no assurance that the Israeli income tax consequences described above will not be challenged by the ITA or, if challenged, will be decided favorably to the holders of the Company’s common stock.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN ISRAELI INCOME TAX CONSEQUENCES OF THE REINCORPORATION AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR DISCUSSION OF ALL OF THE REINCORPORATION’S POTENTIAL TAX EFFECTS.  HOLDERS OF THE COMPANY’S COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE REINCORPORATION AND THE APPLICABILITY AND EFFECT OF ISRAELI AND OTHER APPLICABLE TAX LAWS.

Vote Required

The affirmative vote of the holders of a majority of shares of common stock present, in person or by proxy, and voting on the matter is required for the approval thereof.

The Board of Directors unanimously recommends that you vote "FOR" the approval of the reincorporation of the Company from the State of Nevada to the State of Delaware.

OTHER BUSINESS

We do not know of any matters that are to be presented for action at the Annual Meeting other than those set forth in the accompanying Notice of Annual Meeting of Stockholders.  If any other business is properly brought before the Annual Meeting, the persons named in the enclosed form of proxy will vote the shares represented by proxies in accordance with their best judgment on such matters.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

Proposals of stockholders intended to be included in the Company’s proxy statement and form of proxy for use in connection with the Company’s 2012 Annual Stockholder Meeting must be received by the Company’s Secretary at the Company’s principal executive offices at Hi-Tech Park 2/5 Givat Ram, PO Box 39098, Jerusalem, Israel 91390, no later than September 30, 2011, and must otherwise satisfy the procedures prescribed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Pursuant to Rule 14a-4 under the Exchange Act, stockholder proxies obtained by our Board of Directors in connection with our 2012 Annual Stockholder Meeting will confer on the named proxies discretionary authority to vote on any matters presented at the annual meeting which were not included in the Company’s proxy statement in connection with such annual meeting, unless notice of the matter to be presented at the annual meeting is provided to the Company’s Secretary before December 15, 2011.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to above. We also make available on our website under "Investor Information/SEC Filings," free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC.   Our website address is http://www.oramed.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this prospectus, and you should not consider the contents of our website in making an investment decision with respect to the securities.

You may read and copy the reports and other information we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549. You may also obtain copies of this information by mail from the public reference section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information regarding the operation of the public reference room by calling the SEC at 1 (800) SEC-0330. The SEC also maintains a website that contains reports and other information about issuers, like us, who file electronically with the SEC. The address of that website is http://www.sec.gov. This reference to the SEC’s website is an inactive textual reference only, and is not a hyperlink.

By Order of the Board of Directors,

Nadav Kidron
President, Chief Executive Officer and Director

Jerusalem, Israel
January 31, 2011

APPENDIX A

FORM OF PLAN OF CONVERSION

OF

 ORAMED PHARMACEUTICALS INC., a Nevada corporation

 TO

 ORAMED PHARMACEUTICALS INC., a Delaware corporation

            THIS PLAN OF CONVERSION, dated as of ____________, 2010 (including all of the Exhibits attached hereto, this “Plan”), is hereby adopted by Oramed Pharmaceuticals Inc., a Nevada corporation (the “Company”), in order to set forth the terms, conditions and procedures governing the conversion of the Company from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”), and Section 92A.120 of the Nevada Revised Statutes, as amended (the “NRS”).

RECITALS

WHEREAS, the Company is a corporation established and existing under the laws of the State of Nevada;

WHEREAS, the Board of Directors of the Company has determined that it would be advisable and in the best interests of the Company and its stockholders for the Company to convert from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS; and

WHEREAS, the form, terms and provisions of this Plan has been authorized, approved and adopted by the Board of Directors of the Company.

NOW, THEREFORE, the Company hereby adopts this Plan as follows:

1.        Conversion; Effect of Conversion.

(a)        Upon the Effective Time (as defined in Section 3 below), the Company shall be converted from a Nevada corporation to a Delaware corporation pursuant to Section 265 of the DGCL and Section 92A.120 of the NRS (the “Conversion”) and the Company, as converted to a Delaware corporation (the “Resulting Company”), shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of the Resulting Company shall be deemed to have commenced on the date the Company commenced its existence in the State of Nevada.

 (b)       Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the Resulting Company shall, for all purposes of the laws of the State of Delaware, be deemed to be the same entity as the Company existing immediately prior to the Effective Time.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, for all purposes of the laws of the State of Delaware, all of the rights, privileges and powers of the Company existing immediately prior to the Effective Time, and all property, real, personal and mixed, and all debts due to the Company existing immediately prior to the Effective Time, as well as all other things and causes of action belonging to the Company existing immediately prior to the Effective Time, shall remain vested in the Resulting Company and shall be the property of the Resulting Company and the title to any real property vested by deed or otherwise in the Company existing immediately prior to the Effective Time shall not revert or be in any way impaired by reason of the Conversion; but all rights of creditors and all liens upon any property of the Company existing immediately prior to the Effective Time shall be preserved unimpaired, and all debts, liabilities and duties of the Company existing immediately prior to the Effective Time shall remain attached to the Resulting Company upon the Effective Time, and may be enforced against the Resulting Company to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by the Resulting Company in its capacity as a corporation of the State of Delaware.  The rights, privileges, powers and interests in property of the Company existing immediately prior to the Effective Time, as well as the debts, liabilities and duties of the Company existing immediately prior to the Effective Time, shall not be deemed, as a consequence of the Conversion, to have been transferred to the Resulting Company upon the Effective Time for any purpose of the laws of the State of Delaware.

(c)        The Conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to the Conversion or the personal liability of any person incurred prior to the Conversion.

(d)       Upon the Effective Time, the name of the Resulting Company shall remain unchanged and continue to be “Oramed Pharmaceuticals Inc.”

(e)        The Company intends for the Conversion to constitute a tax-free reorganization qualifying under Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended.  Accordingly, neither the Company nor any of its stockholders should recognize gain or loss for federal income tax purposes as a result of the Conversion.

2.        Filings. As promptly as practicable following the adoption of this Plan, the Company shall cause the Conversion to be effective by:

(a)        executing and filing (or causing the execution and filing of) Articles of Conversion pursuant to Section 92A.205 of the NRS in form reasonably acceptable to any officer of the Company (the “Nevada Articles of Conversion”) with the Secretary of State of the State of Nevada;

(b)       executing and filing (or causing the execution and filing of) a Certificate of Conversion pursuant to Sections 103 and 265 of the DGCL in form reasonably acceptable to any officer of the Company (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware; and

(c)        executing, acknowledging and filing (or causing the execution, acknowledgement and filing of) a Certificate of Incorporation of Oramed Pharmaceuticals Inc. substantially in the form set forth on Exhibit A hereto (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware.

3.        Effective Time.  The Conversion shall become effective upon the filing of the Nevada Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation (the time of the effectiveness of the Conversion, the “Effective Time”).

4.        Effect of Conversion on Common Stock.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time shall convert into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Resulting Company (“Resulting Company Common Stock”).

5.        Effect of Conversion on Outstanding Stock Options.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each option to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent option to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such option) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

6.        Effect of Conversion on Outstanding Warrants or Other Rights.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each warrant or other right to acquire shares of Company Common Stock outstanding immediately prior to the Effective Time shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of Resulting Company Common Stock.

7.        Effect of Conversion on Stock Certificates.  Upon the Effective Time, all of the outstanding certificates that immediately prior to the Effective Time represented shares of Company Common Stock immediately prior to the Effective Time shall be deemed for all purposes to continue to evidence ownership of and to represent the same number of shares of Resulting Company Common Stock.

8.        Effect of Conversion on Employee Benefit, Incentive Compensation or Other Similar Plans.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, each employee benefit plan, incentive compensation plan or other similar plan to which the Company is a party shall continue to be a plan of the Resulting Company.  To the extent that any such plan provides for the issuance of Company Common Stock, upon the Effective Time, such plan shall be deemed to provide for the issuance of Resulting Company Common Stock.

9.        Further Assurances.  If, at any time after the Effective Time, the Resulting Company shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan, (a) to vest, perfect or confirm, of record or otherwise, in the Resulting Company its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time, or (b) to otherwise carry out the purposes of this Plan, the Resulting Company and its officers and directors (or their designees), are hereby authorized to solicit in the name of the Resulting Company any third-party consents or other documents required to be delivered by any third-party, to execute and deliver, in the name and on behalf of the Resulting Company all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of the Resulting Company, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of the Company existing immediately prior to the Effective Time and otherwise to carry out the purposes of this Plan.

10.      Effect of Conversion on Directors and Officers.  Upon the Effective Time, by virtue of the Conversion and without any further action on the part of the Company or its stockholders, the members of the Board of Directors and the officers of the Company holding their respective offices in the Company existing immediately prior to the Effective Time shall continue in their respective offices as members of the Board of Directors and officers of the Resulting Company.

11.      Delaware Bylaws.  Upon the Effective Time, the bylaws of the Resulting Company shall be the Bylaws of Oramed Pharmaceuticals Inc. substantially in the form set forth on Exhibit B hereto (the “Delaware Bylaws”), and the Board of Directors of the Resulting Company shall adopt the Delaware Bylaws as promptly as practicable following the Effective Time.

12.      Delaware Indemnification Agreements.  As promptly as practicable following the Effective Time, the Resulting Company shall enter into an Indemnification Agreement substantially in the form set forth on Exhibit C hereto with each member of the Board of Directors of the Resulting Company and each officer of the Resulting Company.

13.      Termination.  At any time prior to the Effective Time, this Plan may be terminated and the transactions contemplated hereby may be abandoned by action of the Board of Directors of the Company if, in the opinion of the Board of Directors of the Company, such action would be in the best interests of the Company and its stockholders.  In the event of termination of this Plan, this Plan shall become void and of no effect.

14.      Third Party Beneficiaries.  This Plan shall not confer any rights or remedies upon any person other than as expressly provided herein.

15.      Severability.  Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.

IN WITNESS WHEREOF, the Company has caused this Plan to be duly executed as of the date first above written.

ORAMED PHARMACEUTICALS INC., a Nevada corporation

By:
Name: Nadav Kidron
Title: President and Chief Executive Officer

Exhibit A

CERTIFICATE OF INCORPORATION
OF
ORAMED PHARMACEUTICALS INC.

FIRST:            The name of the Corporation is:

ORAMED PHARMACEUTICALS INC.

SECOND:       The address of the Corporation's registered office in the State of Delaware is 1811 Silverside Road, in the City of Wilmington, County of New Castle, 19810.  The name of its registered agent at such address is Vcorp Services, LLC.

THIRD:           The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the laws of the General Corporation Law of the State of Delaware.

FOURTH:       The total number of shares of capital stock which the Corporation shall have authority to issue is two hundred million (200,000,000) shares of Common Stock, par value $.001 per share.

FIFTH:            The name and address of the sole incorporator is as follows:

Name	Address
Nadav Kidron	Hi-Tech Park 2/5
Givat-Ram
PO Box 39098
Jerusalem 91390 Israel

SIXTH:           Unless required by law or determined by the chairman of the meeting to be advisable, the vote by stockholders on any matter, including the election of directors, need not be by written ballot.

SEVENTH:     The Corporation reserves the right to increase or decrease its authorized capital stock, or any class or series thereof, and to reclassify the same, and to amend, alter, change or repeal any provision contained in the Certificate of Incorporation under which the Corporation is organized or in any amendment thereto, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders in said Certificate of Incorporation or any amendment thereto are granted subject to the aforementioned reservation.

EIGHTH:        The Board of Directors shall have the power at any time, and from time to time, to adopt, amend and repeal any and all By-laws of the Corporation.

NINTH:          To the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended, a director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the foregoing provisions of this Article NINTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

TENTH:          1.        The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, all as more fully set forth in the By-laws of the Corporation, as amended or repealed from time to time.

2.           The indemnification and other rights set forth in this Article TENTH shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.
3.           Any repeal or modification of the foregoing provisions of this Article TENTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

Dated: [_______], 2011

Nadav Kidron

Exhibit B

ORAMED PHARMACEUTICALS INC.

BY-LAWS

ARTICLE I

OFFICES

1.           The location of the registered office of the Corporation is 1811 Silverside Road, in the City of Wilmington, County of New Castle, Delaware 19810, and the name of its registered agent at such address is Vcorp Services, LLC.

2.           The Corporation shall in addition to its registered office in the State of Delaware establish and maintain an office or offices at such place or places as the Board of Directors may from time to time find necessary or desirable.

ARTICLE II

CORPORATE SEAL

The Corporation may or may not have a corporate seal, as may be determined from time to time by the Board of Directors. If adopted, the corporate seal of the Corporation shall have inscribed thereon the name of the Corporation and may be in such form as the Board of Directors may determine.  Such seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.

ARTICLE III

MEETINGS OF STOCKHOLDERS

1.           All meetings of the stockholders shall be held at the registered office of the Corporation in the State of Delaware or at such other place as shall be determined from time to time by the Board of Directors.

2.           The annual meeting of stockholders shall be held on such day and at such time as may be determined from time to time by resolution of the Board of Directors, when they shall elect by majority vote pursuant to Section 5 of this Article III, a Board of Directors to hold office until the annual meeting of stockholders held next after their election and their successors are respectively elected and qualified or until their earlier resignation or removal.  Any other proper business may be transacted at the annual meeting.

3.           The holders of at least one third (1/3) of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws.  If, however, such majority shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting (except as otherwise provided by statute).  At such adjourned meeting at which the requisite amount of voting stock shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

4.           At all meetings of the stockholders each stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless such instrument provides for a longer period.

5.           At each meeting of the stockholders each stockholder shall have one vote for each share of capital stock having voting power, registered in his name on the books of the Corporation at the record date fixed in accordance with these By-laws, or otherwise determined, with respect to such meeting.  Except as otherwise expressly provided by statute, by the Certificate of Incorporation or by these By-laws, all matters coming before any meeting of the stockholders shall be decided by the vote of a majority of the number of shares of stock present in person or represented by proxy at such meeting and entitled to vote thereat, a quorum being present.

6.           Notice of each meeting of the stockholders shall be given to each stockholder entitled to vote thereat not less than 10 nor more than 60 days before the date of the meeting.  Such notice shall state the place, date and hour of the meeting and, in the case of a special meeting, the purposes for which the meeting is called.

7.           The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law.

8.           Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the majority of the Board of Directors.

9.           Business transacted at each special meeting shall be confined to the purpose or purposes stated in the notice of such meeting.

10.           The order of business at each meeting of stockholders shall be determined by the presiding officer.

ARTICLE IV

DIRECTORS

1.           The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, which may exercise all such powers and authority for and on behalf of the Corporation as shall be permitted by law, the Certificate of Incorporation or these By-laws.  Each of the directors shall hold office until the next annual meeting of stockholders and until his successor has been elected and qualified or until his earlier resignation or removal.

2.           The Board is empowered to appoint a Chairman of the Board of Directors.  The Chairman shall act as chairman of all meetings of the Board of Directors and at all special and annual meetings of stockholders, and shall have control over the agenda of such meetings, all in accordance with the provisions of these By-laws and the Certificate of Incorporation.  The Chairman shall perform such other duties as may from time to time be assigned to him by the Board of Directors.

3.           The Board of Directors may hold their meetings within or outside of the State of Delaware, at such place or places as it may from time to time determine.

4.           The number of directors comprising the Board of Directors shall be such number as may be from time to time fixed by resolution of the Board of Directors.  In case of any increase, the Board of Directors shall have power to elect each additional director to hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.  Any decrease in the number of directors shall take effect at the time of such action by the Board of Directors only to the extent that vacancies then exist; to the extent that such decrease exceeds the number of such vacancies, the decrease shall not become effective, except as further vacancies may thereafter occur, until the time of and in connection with the election of directors at the next succeeding annual meeting of the stockholders.

5.           If the office of any director becomes vacant, by reason of death, resignation, disqualification or otherwise, a majority of the directors then in office, although less than a quorum, may fill the vacancy by electing a successor who shall hold office until the next annual meeting of stockholders and until his successor is elected and qualified or his earlier resignation or removal.

6.           Any director may resign at any time by giving written notice of his resignation to the Board of Directors.  Any such resignation shall take effect upon receipt thereof by the Board of Directors, or at such later date as may be specified therein.  Any such notice to the Board shall be addressed to it in care of the Secretary.

ARTICLE V

COMMITTEES OF DIRECTORS

1.           The Board of Directors may designate an Executive Committee and one or more other committees, each such committee to consist of one or more directors of the Corporation.  The Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (except as otherwise expressly limited by statute), including the power and authority to declare dividends and to authorize the issuance of stock, and may authorize the seal of the Corporation to be affixed to all papers which may require it.  Each such committee shall have such of the powers and authority of the Board as may be provided from time to time in resolutions adopted by the Board of Directors.

2.           The requirements with respect to the manner in which the Executive Committee and each such other committee shall hold meetings and take actions shall be set forth in the resolutions of the Board of Directors designating the Executive Committee or such other committee.

ARTICLE VI

COMPENSATION OF DIRECTORS

The directors shall receive such compensation for their services as may be authorized by resolution of the Board of Directors, which compensation may be in either cash or equity, or a combination thereof, and may include an annual fee, a fixed sum for attendance at regular or special meetings of the Board or any committee thereof and reimbursement of expenses reasonably incurred in attending such meetings.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE VII

MEETINGS OF DIRECTORS; ACTION WITHOUT A MEETING

1.           Regular meetings of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as may be determined from time to time by resolution of the Board.

2.           Special meetings of the Board of Directors shall be held whenever called by the President of the Corporation or the majority of the Board of Directors on at least 24 hours' notice to each director.  Except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these By-laws, the purpose or purposes of any such special meeting need not be stated in such notice, although the time and place of the meeting shall be stated.

3.           At all meetings of the Board of Directors, the presence in person of a majority of the total number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and, except as otherwise provided by statute, by the Certificate of Incorporation or by these By-laws, if a quorum shall be present the act of a majority of the directors present shall be the act of the Board.

4.           Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all the members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Any director may participate in a meeting of the Board, or any committee designated by the Board, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this sentence shall constitute presence in person at such meeting.

ARTICLE VIII

OFFICERS

1.           The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer.  The Board may also choose one or more Assistant Secretaries and Assistant Treasurers, and such other officers as it shall deem necessary. Any number of offices may be held by the same person.

2.           The salaries of all officers of the Corporation shall be fixed by the Board of Directors, or in such manner as the Board may prescribe.

3.           The officers of the Corporation shall hold office until their successors are elected and qualified, or until their earlier resignation or removal.  Any officer may be at any time removed from office by the Board of Directors, with or without cause.  If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

4.           Any officer may resign at any time by giving written notice of his resignation to the Board of Directors.  Any such resignation shall take effect upon receipt thereof by the Board or at such later date as may be specified therein.  Any such notice to the Board shall be addressed to it in care of the Secretary

5.           The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, subject, however, to the direction and control of the Board of Directors.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bond, contracts or other instruments.  The Chief Executive Officer shall perform all duties incident to the office of the Chief Executive Officer and shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors may from time to time determine.

6.           The President shall have such powers and perform such duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.

7.           The Vice Presidents shall have such powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

8.           The Secretary shall have such powers and duties as may be delegated to him by the Chief Executive Officer or the Board of Directors.

9.           The Assistant Secretary shall, in case of the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

10.         The Treasurer shall have the custody of the corporate funds and securities, and shall deposit or cause to be deposited under his direction all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to authority granted by it.  He shall render to the Chief Executive Officer and the Board whenever they may require it an account of all his transactions as Treasurer and of the financial condition of the Corporation. He shall have such other powers and duties as may be delegated to him by the Chief Executive Officer or the Board of Directors.

11.         The Assistant Treasurer shall, in case of the absence of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall have such other powers and duties as may be delegated to them by the Chief Executive Officer or the Board of Directors.

ARTICLE IX

CERTIFICATES OF STOCK

The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder's name and number of shares and shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary.

ARTICLE X

CHECKS
All checks, drafts and other orders for the payment of money and all promissory notes and other evidences of indebtedness of the Corporation shall be signed by such officer or officers or such other person as may be designated by the Board of Directors or pursuant to authority granted by it.

ARTICLE XI

FISCAL YEAR

The fiscal year of the Corporation shall be as determined from time to time by resolution duly adopted by the Board of Directors.

ARTICLE XII

NOTICES AND WAIVERS

1.           Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any director, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such director at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited.  Notice of regular or special meetings of the Board of Directors may also be given to any director by telephone or by electronic transmission, and in the latter event the notice shall be deemed to be given at the time such notice, addressed to such director at the address hereinabove provided, is transmitted by facsimile or electronic mail.

2.           Whenever by statute, by the Certificate of Incorporation or by these By-laws it is provided that notice shall be given to any stockholder, such provision shall not be construed to require personal notice, but such notice may be given in writing, by mail, by depositing the same in the United States mail, postage prepaid, directed to such stockholder at his address as it appears on the records of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus deposited.

3.           Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, or these By-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation in accordance with such consent and (ii) such inability becomes known to the Secretary or an Assistant Secretary or to the transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

4.           Notice given pursuant to Section 3 of this Article XII shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.  For purposes of this Article XII, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

5.           Whenever by statute, by the Certificate of Incorporation or by these By-laws a notice is required to be given, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of any stockholder or director at any meeting thereof shall constitute a waiver of notice of such meeting by such stockholder or director, as the case may be, except as otherwise provided by statute.

ARTICLE XIII

INDEMNIFICATION

1.           The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.

2.           The Corporation shall indemnify to the maximum extent permitted by law any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper.

3.           Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article XIII.  Such expenses (including attorneys’ fees) incurred by former directors and officers may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

4.           The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article XIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

5.           The Corporation may, but shall not be required to, purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Article XIII.

6.           For the purposes of this Article XIII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article XIII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

7.           For purposes of this Article XIII, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article XIII.

8.          The indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

9.           If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer to the fullest extent not prohibited by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law. If this Article shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the Corporation shall indemnify each director and officer to the fullest extent under any other applicable law.

10.        The Corporation may indemnify every person who was or is a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the corporation or, while an employee or agent of the Corporation, is or was serving at the request of the corporation as an employee or agent or trustee of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including counsel fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the extent permitted by Delaware law.

ARTICLE IV

ALTERATION OF BY-LAWS

The By-laws of the Corporation may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

* * * * *

Exhibit C

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the “Agreement”) is made and entered into as of ____________, 2011 between Oramed Pharmaceuticals, Inc., a Delaware corporation (the “Company”), and _____________________________ (“Indemnitee”).

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or officers unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the By-laws and/or the Certificate of Incorporation of the Company require indemnification of the officers and directors of the Company.  Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware (“DGCL”).  The By-laws and/or Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board of Directors of the Company (the “Board”) officers and other persons with respect to indemnification;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Agreement is a supplement to and in furtherance of the By-laws and/or Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

NOW, THEREFORE, in consideration of Indemnitee’s agreement to serve as an officer and director from and after the date hereof, the parties hereto agree as follows:

1.           Indemnity of Indemnitee.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time.  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)           Proceedings Other Than Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company.  Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

(b)           Proceedings by or in the Right of the Company.  Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company.  Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee’s behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c)           Indemnification for Expenses of a Party Who is Wholly or Partly Successful.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.  If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter.  For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2.           Additional Indemnity.  In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.  The only limitation that shall exist upon the Company’s obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 5 and 6 hereof) to be unlawful.

3.           Contribution.

(a)           Whether or not the indemnification provided in Sections 1 and 2 hereof is available in respect of any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such Proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee.  The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b)           Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required by law to pay all or any portion of any judgment or settlement in any threatened, pending or completed Proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered.  The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c)           The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d)           To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

3.           Indemnification for Expenses of a Witness.  Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

4.           Advancement of Expenses.  Notwithstanding any other provision of this Agreement, the Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee’s Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding.  Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined by a final judicial determination (as to which all rights of appeal therefrom have been exhausted or lapsed) that Indemnitee is not entitled to be indemnified against such Expenses.  Any advances and undertakings to repay pursuant to this Section 4 shall be unsecured and interest free.

5.           Procedures and Presumptions for Determination of Entitlement to Indemnification.  It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware.  Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a)           To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification, provided that Indemnitee shall not be required to provide any documentation or information which is privileged or otherwise protected from disclosure.  The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification.  Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b)           Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, a determination with respect to Indemnitee’s entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of Indemnitee, in his sole discretion:  (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a majority vote of a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if a Change of Control shall have occurred after the date hereof, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) by a simple majority of the stockholders of the Company voting on the matter.  For purposes hereof, disinterested directors are those members of the Board who are not parties to the Proceeding in respect of which indemnification is sought by Indemnitee.

"Change of Control" shall mean the occurrence of any of the following:

(a) any “person,” as such term is currently used in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (a “person”), becomes a “beneficial owner” (as such term is currently used in Rule 13d-3 promulgated under the 1934 Act (a “Beneficial Owner”) of 30% or more of the Voting Stock (as defined below) of the Company;

(b) the Board of Directors of the Company adopts any plan of liquidation providing for the distribution of all or substantially all of the Company’s assets;

(c) all or substantially all of the assets or business of the Company are disposed of in any one or more transactions pursuant to a sale, merger, consolidation or other transaction (unless the shareholders of the Company immediately prior to such sale, merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, more than fifty percent (50%) of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company);

(d) the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, fifty percent (50%) or less of the Voting Stock of the combined company; or

(e) Continuing Directors cease to constitute at least a majority of the Board of Directors of the Company.

“Voting Stock” of any entity shall mean the issued and outstanding share capital or other securities of any class or classes having general voting power under ordinary circumstances, in the absence of contingencies, to elect the members of the board of directors (or members of a similar managerial body if such entity has no board of directors) of such entity.

“Continuing Director” means a director who either was a director of the Company on the Commencement Date or who became a director of the Company subsequent thereto and whose election, or nomination for election by the Company’s shareholders, was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

(c)           If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c).  The Independent Counsel shall be selected by the Board.  Indemnitee may, within 10 days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in this Agreement, and the objection shall set forth with reasonable particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after submission by Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 5(b) hereof.  The Company shall pay any and all reasonable fees and expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 5(b) hereof, and the Company shall pay all reasonable fees and expenses (including those incurred by Indemnitee) incident to the procedures of this Section 5(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d)           In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.  Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e)           Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise  in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected by the Enterprise.  In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.  Whether or not the foregoing provisions of this Section 5(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f)           If the person, persons or entity empowered or selected under Section 5 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within thirty (30) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided, further, that the foregoing provisions of this Section 5(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 5(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within sixty (60) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within forty (40) days after having been so called and such determination is made thereat.

(g)           Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h)           The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty.  In the event that any Proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such Proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such Proceeding.  Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i)           The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

6.           Remedies of Indemnitee.

(a)           In the event that (i) a determination is made pursuant to Section 5 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 4 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 5(b) of this Agreement within 30 days after receipt by the Company of the request for indemnification (subject to extension, as provided in Section 5(f)), (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 5 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification.  Indemnitee shall commence such proceeding seeking an adjudication within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 6(a).  The Company shall not oppose Indemnitee’s right to seek any such adjudication.

(b)           In the event that a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 6 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 5(b).

(c)           If a determination shall have been made pursuant to Section 5(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 6, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d)           In the event that Indemnitee, pursuant to this Section 6, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors’ and officers’ liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance within ten (10) days after the receipt by the Company of a statement from Indemnitee requesting such payment, any and all expenses (of the types described in the definition of Expenses in this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e)           The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 6 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement.  The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f)           Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

7.           Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a)           The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise.  No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal.  To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under  the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)           To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies.  If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(c)           In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(d)           The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(e)           The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

8.           Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a)           for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b)          for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c)           in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law or (iii) such Proceeding is brought by Indenmnitee to assert, interpret or enforce his rights under this Agreement.

9.           Duration of Agreement.  All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any Proceeding (or any proceeding commenced under Section 6 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

10.         Security.  To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company’s obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral.  Any such security, once provided to Indemnitee, may not be revoked or released without the prior written consent of the Indemnitee.

11.         Enforcement.

(a)          The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b)          This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c)          The Company shall not seek from a court, or agree to, a "bar order" which would have the effect of prohibiting or limiting the Indemnitee's rights to receive advancement of expenses under this Agreement.

12.         Definitions.  For purposes of this Agreement:

(a)           “Corporate Status” describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or any subsidiary thereof or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b)           “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee and who is not subject to any other relationship that may reasonably prejudice such director's determination as to the Indemnitee's entitlement to indemnification hereunder.

(c)           “Enterprise” shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d)           “Expenses” shall include all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding.  Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent.  Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e)           “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent:  (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f)           “Proceeding” includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 6 of this Agreement to enforce his rights under this Agreement.

13.           Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.  Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws.  In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

14.           Modification and Waiver.  No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

15.           Notice By Indemnitee.  Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder.  The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

16.           Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given:  (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to Indemnitee at the address set forth below Indemnitee signature hereto, and to the Company, at its principal executive offices to the attention of the President, or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

17.           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.  This Agreement may also be executed and delivered by facsimile signature and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

19.           Governing Law and Consent to Jurisdiction.  This Agreement and the legal relations among the parties with respect to the subject matter of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

SIGNATURE PAGE TO FOLLOW

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

COMPANY
ORAMED PHARMACEUTICALS, INC.

By:
Name:
Title:

INDEMNITEE

Name:

Address:

APPENDIX B

NEVADA REVISED STATUTES SECTIONS 92A.300-92A.500

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390, any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of fractional shares except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.  From and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721)

NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940 and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

(Added to NRS by 1995, 2088; A 2009, 1722)

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenters’ rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

2.  If the corporate action creating dissenters’ rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters’ rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723)

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenters’ rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenters’ rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenters’ rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723)

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders entitled to assert dissenters’ rights.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724)

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460  Payment for shares: General requirements.

1.  Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2.  The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725)

NRS 92A.470  Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.  A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.  To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.  Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.  Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725)

NRS 92A.480  Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.  A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.  A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490  Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.  If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.  A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in the State, it shall commence the proceeding in the county where the principal office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located. If the principal office of the subject corporation and the domestic corporation merged with or whose shares were acquired is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.  The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.  The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.  Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727)

NRS 92A.500  Assessment of costs and fees in certain legal proceedings.

1.  The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.  The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.  If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.  In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.  To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.  This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS 17.115.

(Added to NRS by 1995, 2092; A 2009, 1727)

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE "FOR" ALL THE PROPOSALS. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

(01) Nadav Kidron	☐ FOR	☐ WITHHOLD
(02) Miriam Kidron	☐ FOR	☐ WITHHOLD
(03) Leonard Sank	☐ FOR	☐ WITHHOLD
(04) Harold Jacob	☐ FOR	☐ WITHHOLD
(05) Michael Berelowitz	☐ FOR	☐ WITHHOLD

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

☐ **FOR** ☐ **AGAINST** ☐ **ABSTAIN**

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment or postponement thereof.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature ______________________ **Signature** ______________________ **Date** __________, **2011.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

ORAMED PHARMACEUTICALS INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MARCH 1, 2011

The undersigned hereby appoints Nadav Kidron, President and Chief Executive Officer and Yifat Zommer, Chief Financial Officer, and each of them, attorneys, agents and proxies of the undersigned, with full power of substitution to each of them, to represent and to vote on behalf of the undersigned all the shares of common stock in Oramed Pharmaceuticals Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the offices of the Company, Hi-Tech Park 2/5 Givat Ram, Jerusalem, Israel, Israel, on March 1, 2011 at 4:00 p.m. (Israel time), and at any adjournments or postponements thereof, upon the following matters, which are more fully described in the Notice of Annual Meeting of Stockholders and Proxy Statement relating to the Meeting.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned. If no direction is made with respect to any matter, this Proxy will be voted FOR such matter. Any and all proxies heretofore given by the undersigned are hereby revoked.

The undersigned acknowledges receipt of the Notice and Proxy Statement of the Company relating to the Annual Meeting.

PLEASE SIGN THE PROXY CARD AND RETURN IT IN THE ACCOMPANYING REPLY ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE ANNUAL MEETING OF STOCKHOLDERS.

(Continued, and to be marked, dated and signed, on the other side)